                                                                    EXHIBIT 99.1








                           LOAN AND SECURITY AGREEMENT


                       Dated as of September 30, 1996 and
                   amended and restated as of January 30, 1998

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders
                                 --------------

                                       and

                        BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Agent
                                  ------------

                                       and

                         HILLS DEPARTMENT STORE COMPANY

                                   as Borrower
                                   -----------

                           C.R.H. INTERNATIONAL, INC.

                                   as Borrower
                                   -----------

                                       and

                       THE OTHER LOAN PARTIES NAMED HEREIN

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

ARTICLE 1   INTERPRETATION OF THIS AGREEMENT................................   2
    1.1     Definitions.....................................................   2
    1.2     Accounting Terms................................................  28
    1.3     Interpretive Provisions.........................................  28

ARTICLE 2   LOANS AND LETTERS OF CREDIT.....................................  29
    2.1     Total Facility..................................................  29
    2.2     Revolving Loans.................................................  30
    2.3     Letters of Credit...............................................  36
    2.4     Term Loans......................................................  44

ARTICLE 3   INTEREST AND FEES...............................................  46
    3.1     Interest........................................................  46
    3.2     Conversion and Continuation Elections...........................  47
    3.3     Maximum Interest Rate...........................................  48
    3.4     Facility Fee....................................................  48
    3.5     Unused Line Fee.................................................  49
    3.6     Letter of Credit Fee............................................  49
    3.7     Administration Fee..............................................  49

ARTICLE 4   PAYMENTS AND PREPAYMENTS........................................  49
    4.1     Loans...........................................................  49
    4.2     Termination of Facility.........................................  50
    4.3     Payments by the Borrowers.......................................  51
    4.4     Payments as Revolving Loans.....................................  52
    4.5     Apportionment, Application and Reversal of Payments.............  52
    4.6     Indemnity for Returned Payments.................................  53
    4.7     Agent's and Lenders' Books and Records; Monthly Statements......  53

ARTICLE 5   TAXES, YIELD PROTECTION AND ILLEGALITY..........................  53
    5.1     Taxes...........................................................  53
    5.2     Illegality......................................................  55
    5.3     Increased Costs and Reduction of Return.........................  55
    5.4     Funding Losses..................................................  56
    5.5     Inability to Determine Rates....................................  56
    5.6     Certificates of Lenders.........................................  57
    5.7     Survival........................................................  57

ARTICLE 6   COLLATERAL......................................................  57
    6.1     Grant of Security Interest......................................  57
    6.2     Perfection and Protection of Security Interest..................  58
    6.3     Location of Collateral..........................................  59

Section                                                                     Page
-------                                                                     ----

    6.4     Title to, Liens on, and Sale and Use of Collateral..............  60
    6.5     Appraisals......................................................  60
    6.6     Access and Examination; Confidentiality.........................  60
    6.7     Collateral Reporting............................................  62
    6.8     [Intentionally Omitted..........................................  62
    6.9     Collection of Accounts, Inventory and Other Amounts.............  62
    6.10    Inventory.......................................................  63
    6.11    [Intentionally Omitted].........................................  63
    6.12    [Intentionally Omitted].........................................  63
    6.13    Documents, Instruments, and Chattel Paper.......................  64
    6.14    Right to Cure...................................................  64
    6.15    Power of Attorney...............................................  64
    6.16    The Agent's and Lenders' Rights, Duties and Liabilities.........  64

ARTICLE 7   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES...............  65
    7.1     Books and Records...............................................  65
    7.2     Financial Information...........................................  65
    7.3     Notices to the Lenders..........................................  68

ARTICLE 8   GENERAL WARRANTIES AND REPRESENTATIONS..........................  70
    8.1     Authorization, Validity, and Enforceability of this
            Agreement and the Loan Documents................................  70
    8.2     Validity and Priority of Security Interest......................  70
    8.3     Organization and Qualification..................................  71
    8.4     Corporate Name; Prior Transactions..............................  71
    8.5     Subsidiaries....................................................  71
    8.6     Financial Statements and Projections............................  71
    8.7     Capitalization..................................................  72
    8.8     Solvency........................................................  72
    8.9     Debt............................................................  72
    8.10    Distributions...................................................  72
    8.11    Title to Property...............................................  72
    8.12    Real Estate; Leases.............................................  73
    8.13    Proprietary Rights..............................................  73
    8.14    Trade Names.....................................................  73
    8.15    Litigation......................................................  74
    8.16    Restrictive Agreements..........................................  74
    8.17    Labor Disputes..................................................  74
    8.18    Environmental Laws..............................................  74
    8.19    No Violation of Law.............................................  75
    8.20    No Default......................................................  75
    8.21    ERISA Compliance................................................  75
    8.22    Taxes...........................................................  76
    8.23    Regulated Entities..............................................  76

Section                                                                     Page
-------                                                                     ----

    8.24    Use of Proceeds; Margin Regulations.............................  76
    8.25    Copyrights, Patents, Trademarks and Licenses, etc...............  77
    8.26    No Material Adverse Change......................................  77
    8.27    Full Disclosure.................................................  77
    8.28    Parent Activity.................................................  77
    8.29    Senior Debt.....................................................  77
    8.30    Bankruptcy......................................................  78
    8.31    Dividend and Intercompany Note..................................  78

ARTICLE 9   AFFIRMATIVE AND NEGATIVE COVENANTS..............................  79
    9.1     Taxes and Other Obligations.....................................  79
    9.2     Corporate Existence and Good Standing...........................  79
    9.3     Compliance with Law; Maintenance of Licenses....................  79
    9.4     Maintenance of Property.........................................  80
    9.5     Insurance.......................................................  80
    9.6     Condemnation....................................................  81
    9.7     Environmental Laws..............................................  81
    9.8     Compliance with ERISA...........................................  82
    9.9     Mergers, Consolidations or Sales................................  82
    9.10    Restricted Investments; Capital Change; Distributions...........  83
    9.11    Transactions Affecting Collateral or Obligations................  84
    9.12    [Intentionally Omitted].........................................  84
    9.13    Debt............................................................  84
    9.14    Prepayment......................................................  85
    9.15    Transactions with Affiliates....................................  85
    9.16    Investment Banking and Finder's Fees............................  86
    9.17    Standstill Agreement............................................  86
    9.18    Business Conducted..............................................  86
    9.19    Liens...........................................................  86
    9.20    Sale and Leaseback Transactions.................................  86
    9.21    New Subsidiaries................................................  87
    9.22    Fiscal Year.....................................................  87
    9.23    Adjusted Tangible Net Worth.....................................  87
    9.24    Cash Flow Test..................................................  87
    9.25    Cleanup.........................................................  87
    9.26    Use of Proceeds.................................................  87
    9.27    Senior Note Documents and Deferred Tax Obligations and
            Intercompany Note...............................................  87
    9.28    Store Closings..................................................  88
    9.29    Indemnity Payments..............................................  88
    9.30    Further Assurances..............................................  88

ARTICLE 10  CONDITIONS OF LENDING...........................................  88
    10.1    Conditions Precedent to Effectiveness of Agreement..............  88

Section                                                                     Page
-------                                                                     ----


    10.2    Conditions Precedent to Each Loan...............................  90

ARTICLE 11  DEFAULT; REMEDIES...............................................  91
    11.1    Events of Default...............................................  91
    11.2    Remedies........................................................  94

ARTICLE 12  TERM AND TERMINATION............................................  95
    12.1    Term and Termination............................................  95

ARTICLE 13  AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS;
            SUCCESSORS......................................................  96
    13.1    No Waivers; Cumulative Remedies.................................  96
    13.2    Amendments and Waivers..........................................  96
    13.3    Assignments; Participations.....................................  97

ARTICLE 14  THE AGENT....................................................... 100
    14.1    Appointment and Authorization................................... 100
    14.2    Delegation of Duties............................................ 100
    14.3    Liability of Agent.............................................. 100
    14.4    Reliance by Agent............................................... 101
    14.5    Notice of Default............................................... 101
    14.6    Credit Decision................................................. 102
    14.7    Indemnification................................................. 102
    14.8    Agent in Individual Capacity.................................... 102
    14.9    Successor Agent................................................. 103
    14.10   Withholding Tax................................................. 103
    14.11   Co-Agents....................................................... 104
    14.12   Collateral Matters.............................................. 105
    14.13   Restrictions on Actions by Lenders; Sharing of Payments......... 106
    14.14   Agency for Perfection........................................... 106
    14.15   Payments by Agent to Lenders.................................... 106
    14.16   Concerning the Collateral and the Related Loan Documents........ 107
    14.17   Field Audit and Examination Reports; Disclaimer by Lenders...... 107
    14.18   Relation Among Lenders.......................................... 108

ARTICLE 15  GUARANTEES...................................................... 108

ARTICLE 16  MISCELLANEOUS................................................... 109
    16.1    Cumulative Remedies; No Prior Recourse to Collateral............ 109
    16.2    Severability.................................................... 109
    16.3    Governing Law; Choice of Forum; Service of Process;
            Jury Trial Waiver............................................... 109
    16.4    WAIVER OF JURY TRIAL............................................ 110
    16.5    Survival of Representations and Warranties...................... 111

Section                                                                     Page
-------                                                                     ----

    16.6    Other Security and Guaranties................................... 111
    16.7    Fees and Expenses............................................... 111
    16.8    Notices......................................................... 112
    16.9    Waiver of Notices............................................... 113
    16.10   Binding Effect.................................................. 113
    16.11   Indemnity of the Agent and the Lenders by the Loan Parties...... 114
    16.12   Limitation of Liability......................................... 114
    16.13   Final Agreement................................................. 114
    16.14   Counterparts.................................................... 114
    16.15   Captions........................................................ 114
    16.16   Right of Setoff................................................. 115
    16.17   Joint and Several Liability..................................... 115

                             EXHIBITS AND SCHEDULES


EXHIBIT A     -  FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B     -  [INTENTIONALLY OMITTED]

EXHIBIT C     -  NOTICE OF BORROWING

EXHIBIT D     -  NOTICE OF CONVERSION/CONTINUATION

EXHIBIT E     -  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT F     -  FORM OF TERM LOAN NOTE

EXHIBIT G     -  COPY OF INTERCOMPANY NOTE

SCHEDULE A    -  ADDRESSES FOR NOTICES TO LENDERS AND WIRE TRANSFER INFORMATION
                 FOR LENDERS
SCHEDULE 6.3  -  LOCATIONS OF COLLATERAL
SCHEDULE 8.3  -  CORPORATE ORGANIZATION AND QUALIFICATION
SCHEDULE 8.12 -  REAL ESTATE; LEASES
SCHEDULE 8.13 -  REGISTERED PROPRIETARY RIGHTS
SCHEDULE 8.14 -  TRADE NAMES
SCHEDULE 8.18 -  ENVIRONMENTAL LAWS
SCHEDULE 8.21 -  ERISA
SCHEDULE 9.13 -  DEBT
SCHEDULE 9.19 -  LIENS
SCHEDULE 9.20 -  SALE AND LEASEBACK TRANSACTIONS

                           LOAN AND SECURITY AGREEMENT

        Loan and Security Agreement, dated as of September 30, 1996 and amended and restated as of January 30, 1998, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation ("BABC") with an office at 40 East 52nd Street, New York, New York 10022, as agent for the Lenders (in its capacity as agent, together with any successor in such capacity, the "Agent"), Hills Stores Company, a Delaware corporation with offices at 15 Dan Road, Canton, Massachusetts 02021 ("Parent"), Hills Department Store Company, a Delaware corporation with offices at 15 Dan Road, Canton, Massachusetts 02021 ("HDSC"), C.R.H. International, Inc., an Ohio corporation with offices at 15 Dan Road, Canton, Massachusetts 02021 ("CRH" and, together with HDSC, each a "Borrower" and collectively, the "Borrowers"), and the other Loan Parties named herein and signatories hereto. Notwithstanding the foregoing, the parties hereto hereby acknowledge that, contemporaneously with the Amendment and Restatement Effective Date, or within 60 days of such date, the Borrowers anticipate that CRH will be merged with and into HDSC (which will be the surviving corporation) so long as such merger complies with the conditions of SECTION 9.9(vi)(a) and that, from and after the effectiveness of such merger, (i) HDSC shall assume (and does hereby agree to assume) all of the obligations of CRH hereunder, (ii) the terms "Borrower" and "Borrowers" as used in this Agreement shall be deemed to refer to HDSC and (iii) except for provisions of this Agreement that restrict the rights of CRH or impose restrictions on the activities of CRH, in either case to a greater degree than the rights or activities of HDSC are restricted (which provisions with respect to, and only to the extent they relate to, CRH shall, as of the effectiveness of the merger, have no further force or effect) the term "CRH" as used in this Agreement shall be deemed to refer to HDSC.

                               W I T N E S S E T H
                               - - - - - - - - - -

        WHEREAS, pursuant to and subject to the terms of a certain Loan and Security Agreement, dated as of September 30, 1996, among the Lenders, the Agent, the Parent, the Borrowers and the other Loan Parties signatories hereto, as amended by a certain First Amendment To Loan and Security Agreement dated as of February 28, 1997 (as so amended, the "Original Loan and Security Agreement"), the Lenders made available to the Borrowers a revolving line of credit for loans and letters of credit in an aggregate amount not to exceed $300,000,000, which extensions of credit the Borrowers agreed were to be used to refinance certain existing debt and for their working capital needs and general corporate purposes not prohibited hereby;

        WHEREAS, the Borrowers have requested that the Lenders allocate a certain portion of the revolving line of credit under the Original Loan and Security Agreement for use as term loans and make certain other changes to the provisions of the Original Loan and Security Agreement;

        WHEREAS, the Lenders are agreeable to making such allocation and other changes to the Original Loan and Security Agreement upon the terms and conditions set forth herein (including, without limitation, treatment of the term loans as third party financing for purposes of calculating financial covenant compliance);

        WHEREAS, the Parent and its Subsidiaries will each derive substantial benefits from the execution, delivery and performance of this Agreement.

        NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Borrowers, the Parent and the other Loan Parties hereby agree that the Original Loan and Security Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

        1.1     DEFINITIONS. As used herein:

                "ACCOUNTS" means, with respect to any Loan Party, all of such Loan Party's now owned or hereafter acquired or arising accounts, and any other rights of such Loan Party to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account.

                "ADJUSTED TANGIBLE NET WORTH" means, at any date, all amounts which would be included under either common or preferred shareholders' equity on a consolidated balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date, LESS unamortized value in excess of amounts allocable to identifiable assets (goodwill), PLUS any non-cash writedowns of assets of the Parent or any of its Subsidiaries due to compliance by the Parent and its Subsidiaries with Statement of Financial Accounting Standards No. 121: "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Adjusted Tangible Net Worth shall specifically exclude any actual charge (to a maximum of $10,000,000) in excess of the then current accrual as reflected on the monthly financial statements of the Parent and its Subsidiaries required to be delivered pursuant to SECTION 7.2(b) for the impact of Federal or state income tax audits with respect to the Parent or any of its Subsidiaries.

                "AFFILIATE" means, as to any Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person or (ii) any director of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                "AGENT" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the Lenders, and any successor agent.

                "AGENT ADVANCES" has the meaning specified in SECTION 2.2(i).

                "AGENT'S LIENS" means the Liens granted to the Agent, for the ratable benefit of the Lenders, BABC and Agent pursuant to this Agreement and the other Loan Documents.

                "AGENT-RELATED PERSONS" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                "AGREEMENT" means the Original Loan and Security Agreement, as amended, modified, amended and restated or supplemented from time to time.

                "AMENDMENT AND RESTATEMENT EFFECTIVE DATE" means the date all the conditions precedent in SECTION 10.1 have been satisfied.

                "ANNIVERSARY DATE" means each anniversary of the Closing Date.

                "APPLICABLE ADVANCE RATE PERCENTAGE" means, for any calendar month, the percentage set forth below opposite such month:

                Calendar Month                         Percentage
                --------------                         ----------

                January, February, March,              sixty percent (60%)
                April, May, June, July,
                August and December

                September, October and November        sixty-five percent (65%)

                "APPLICABLE MARGIN" means, with respect to any Loan or Letter of Credit, as appropriate, except as otherwise provided in the immediately succeeding sentence the amount set forth below which corresponds to the Coverage Ratio set forth below for the twelve (12) fiscal month period of the Parent ended with the most recent fiscal quarter of the Parent for which the Agent receives the financial statements and Coverage Ratio Certificate required below, determined and adjusted as provided herein. On the Closing Date and thereafter until the first day of the first full calendar month after the delivery to the Agent of the financial statements of the Parent and its Subsidiaries as at the end of and for the fiscal month of the Parent ended November 2, 1996 required pursuant to SECTION 7.2(b) together with the corresponding Coverage Ratio Certificate for the twelve (12) fiscal month period ended on such date, the Libor Applicable Margin shall be 2.25%, the Base Rate Applicable Margin shall be .50% and the Letter of Credit Applicable Margin shall be 2.00% and each shall thereafter be adjusted after each delivery to the Agent of the monthly financial statements of the Parent and its Subsidiaries required pursuant to SECTION 7.2(b) for each month which ends on the last day of each fiscal quarter of the Parent together with the corresponding Coverage Ratio Certificate for the twelve (12) fiscal month period ending on the last day of such fiscal quarter, each such adjustment to be effective on the first day of the first full calendar month after each such delivery.

                            Libor Applicable      Base Rate       Letter of Credit
Coverage Ratio                   Margin       Applicable Margin   Applicable Margin
--------------             ----------------   -----------------   -----------------

Equal to or greater               1.50%            zero(0)                1.50%
than 1.60 to 1.00

Equal to or greater               1.75%            zero(0)                1.50%
than 1.45 to 1.00 but
less than 1.60 to 1.00

Equal to or greater               2.00%            .25%                   1.75%
than 1.30 to 1.00 but
less than 1.45 to 1.00

Equal to or greater               2.25%            .50%                   2.00%
than 1.00 to 1.00 but
less than 1.30 to 1.00

Less than 1.00 to 1.00            2.50%            .75%                   2.25%


               Notwithstanding anything in this definition to the contrary,
(i)in the event that the Agent shall fail to receive any such financial statements and the related Coverage Ratio Certificate for the last fiscal month in any fiscal quarter of the Parent within thirty (30) days following the end of such fiscal month (within ninety (90) days following the end of such fiscal month if such fiscal month is the last fiscal month of any Fiscal Year), then the Applicable Margin shall, at the end of such thirtieth or ninetieth day, as appropriate, immediately and without notice or further action be the highest Applicable Margin provided herein (such Applicable Margin to be in effect until the first day of the first full calendar month after the Agent receives the monthly financial statements of the Parent and its Subsidiaries required under
SECTION 7.2(b) for the last fiscal month of the most recent fiscal quarter of the Parent and the related Coverage Ratio Certificate) and (ii) in the event that, with respect to any twelve (12) fiscal month period of the Parent which shall be a Fiscal Year, the audited financial statements of the Parent and its Subsidiaries required under SECTION 7.2(a) for such Fiscal Year shall indicate a Coverage Ratio for such twelve (12) fiscal month period (as determined by the Agent) less than that reflected in the Coverage Ratio Certificate delivered to the Agent for such twelve (12) fiscal month period, the Applicable Margin shall be adjusted retroactively (to the effective date of the Applicable Margin which was determined based upon the delivery of such Coverage Ratio Certificate and the related monthly financial statements of the Parent and its Subsidiaries delivered pursuant to SECTION 7.2(b) for the last month of such twelve (12) fiscal month period) to reflect an Applicable Margin based upon the Coverage Ratio determined from the audited financial statements and each of the Borrowers shall make payments to the Agent on behalf of the Lenders to reflect such adjustment.

                "ASSIGNEE" has the meaning specified in SECTION 13.3(a).

                "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in
SECTION 13.3(a).

                "ATTORNEY COSTS" means and includes all reasonable and documented (to the satisfaction of the Agent) fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the reasonable and documented (to the satisfaction of the Agent) allocated cost of internal legal services of the Agent and all reasonable and documented (to the satisfaction of the Agent) expenses and disbursements of internal counsel of the Agent.

                "BABC" means BankAmerica Business Credit, Inc.

                "BABC LOAN" and "BABC LOANS" have the meanings specified in
SECTION 2.2(h).

                "BANK OF AMERICA" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

                "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.ss. 101 ET SEQ.).


                "BANKRUPTCY PLAN" means the Parent's First Amended Consolidated Plan of Reorganization approved by the United States Bankruptcy Court for the Southern District of New York on September 10, 1993.

                "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                "BASE RATE LOANS" means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

                "BASE RATE REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

                "BASE RATE TERM LOAN" means any portion of a Term Loan during any period in which such portion bears interest based on the Base Rate.

                "BOOK VALUE" means at any time, as to any Inventory of a Borrower in respect of which such amount is to be determined, the lower of (a) cost at such time (determined in accordance with GAAP on a first-in, first-out basis) or (b) market value at such time.

                "BORROWERS" has the meaning specified in the introductory paragraph to this Agreement.

                "BORROWING" means a borrowing hereunder consisting of Revolving Loans or Term Loans made on the same day by the Lenders (or by BABC in the case of a Borrowing funded by BABC Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance) to a Borrower.

                "BORROWING BASE CERTIFICATE" means a certificate by a Responsible Officer of each of the Parent and the Borrowers, substantially in the form of EXHIBIT A (or another form acceptable to the Agent) setting forth the calculation of the Combined Availability, including a calculation of each component thereof, as of the close of business no more than five (5) Business Days prior to the date of such certificate, all in such detail as shall be satisfactory to the Agent. All calculations of the Combined Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Parent and each of the Borrowers and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Eligible Inventory described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

                "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, New York, New York or Boston, Massachusetts are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

                "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                "CAPITAL EXPENDITURES" means all expenditures (except interest capitalized during construction) that, in accordance with GAAP, are required to be included in property, plant or equipment or a similar fixed asset account and shall in any event include all Capital Leases.

                "CAPITAL LEASE" means any lease of property by the Parent or any of its Subsidiaries which, in accordance with GAAP, is or should be reflected as a capital lease on the consolidated balance sheet of the Parent and its Subsidiaries.

                "CASH REQUIREMENTS" means, for any period, the sum of (a) Net Capex for such period; (b) cash interest paid by the Parent and its Subsidiaries during such period, net of cash interest income received by the Parent and its Subsidiaries during such period, but excluding from this clause (b) in any event
(x) amortization of one-time placement, syndications, work and similar fees in connection with this Agreement or in connection with other Debt For Borrowed Money or any other financing issued by the Parent or any of its Subsidiaries (including the Senior Notes), (y) fees paid with respect to letters of credit under SECTION 3.6 or under the loan facility related to the Existing Bank Debt (in each instance under this clause (y), such fees are to be deducted in determining the amount in clause (a) of the definition of EBITDA for such period), and (z) monitoring expenses or unused line fees payable under this Agreement or under the loan facility related to the Existing Bank Debt (in each instance under this clause (z), such fees or expenses are to be deducted in determining the amount in clause (a) of the definition of EBITDA for such period); (c) cash taxes paid by the Parent and its Subsidiaries during such period, less cash tax refunds received by the Parent and its Subsidiaries during such period, but excluding from cash taxes paid any assessment paid by the Parent or any of its Subsidiaries as a result of Federal or state income tax audits with respect to the Parent or any of its Subsidiaries; and (d) the Debt Reduction Amount for such period.

                "CHANGE OF CONTROL" means (i) the occurrence of a "Change of Control" as defined in the Senior Indenture or (ii) the occurrence of any of the following after the Closing Date:

                        (a)     any person (other than, in the case of clause
(2) below, Dickstein Partners Inc. and investment funds that it controls (as such term is defined in the definition of Affiliate) or otherwise has the sole power to manage), together with its affiliates and associates (as defined in Rule 12b-2 under the Exchange Act or any successor rule thereto),

                (1) shall file with the Securities and Exchange Commission and deliver to the Parent a report under or in response to Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the beneficial owner (as defined in Rule 13D-3 under the Exchange Act, or any successor provisions) of more than 25% (or, in the case of Dickstein Partners Inc. and investment funds that it controls or otherwise has the sole power to manage, 50%) of the total voting power of all classes of voting stock of the Parent or

                (2) shall succeed in having a sufficient number of its nominees elected to the board of directors of the Parent such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the board of directors of the Parent;

                        (b) any person or group (within the meaning of such Rule 13d-5) other than the Parent shall own directly, beneficially or of record, any shares of the issued and outstanding capital stock of HDSC; or

                        (c) any person or group other than the Parent or any wholly owned Subsidiary of the Parent shall otherwise directly control HDSC or CRH.

                Notwithstanding the foregoing clauses (a), (b) and (c), the election or re-election of directors nominated by the board of directors of the Parent at any annual or special meeting of stockholders, or the election or appointment of directors to fill vacancies in the board of directors (including as a result of an increase in the size of the board of directors of the Parent), shall not constitute a "Change of Control" under this clause (ii) unless such election or appointment is part of a plan to effect a change of control of the Parent. For purposes of this definition, the term "person" shall have the meaning set forth in or for purposes of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provisions to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

                "CLOSING DATE" means September 30, 1996.

                "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

                "COLLATERAL" has the meaning specified in SECTION 6.1.

                "COMBINED AVAILABILITY" of the Borrowers means, at any time:

                        (a)     the lesser of (i) the Maximum Revolver Amount or
(ii) the sum of (x) the then Applicable Advance Rate Percentage of the Book Value of Eligible Inventory of the Borrowers (excluding Inventory referred to in clause (y) below) plus (y) fifty percent (50%) of the cost of finished goods not in the possession of the Borrowers as to which a documentary Letter of Credit has been issued and which, if in the possession of a Borrower, would be treated as Eligible Inventory of a Borrower, but only if (1) title to such goods shall have passed to a Borrower and (2) such goods are insured to the extent of 100% of CIF value, MINUS

                        (b) the sum of (i) the aggregate unpaid balance of all Revolving Loans and Term Loans made to the Borrowers at such time, (ii) the aggregate amount of all Pending Revolving Loans to be made to the Borrowers at such time, (iii) the aggregate undrawn amount of all outstanding Letters of Credit, (iv) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit, (v) reserves for accrued interest on the Obligations, (vi) reserves for Shipping Release Indemnities (as defined in
SECTION 2.3(k)) and (vii) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain as a result of matters which the Agent determines, in the exercise of such judgment, may affect the value of any Eligible Inventory, the priority of the Lien of the Agent thereon or the ability of the Agent to realize on any such Inventory, including, without limitation, reserves for landlords liens with respect to real properties leased by a Borrower, reserves for shrinkage and markdowns and reserves for any amounts which the Agent or any Lender is reasonably expected to be obligated to pay in the future for the account of any Borrower.

                "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "COMMITMENT" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of
SECTION 13.3, and "COMMITMENTS" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                "CONTAMINANT" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any hazardous or toxic constituent of any such substance or waste.

                "CONVERSION/CONTINUATION DATE" means the date of any conversion or continuation of a Base Rate Loan or LIBOR Rate Loan, or portion thereof, as contemplated by SECTION 3.2.

                "COVERAGE RATIO" means, for any period, the ratio of (a) EBITDA for such period to (b) Cash Requirements for such period.

                "COVERAGE RATIO CERTIFICATE" means a certificate of a Responsible Officer of the Parent setting forth the Coverage Ratio for the twelve (12) fiscal month period of the Parent ending on the last day of each fiscal quarter of the Parent, together with such supporting documentation and calculations as the Agent may reasonably request with respect to such Coverage Ratio.

                "CREDIT SUPPORT" has the meaning specified in SECTION 2.3(a).

                "CRH" has the meaning specified in the introductory paragraph to this Agreement.

                "DEBT" means, as to any Person, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sales or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranties by such Person of Debt of others, (h) all obligations under Capital Leases of such Person, (i) all obligations of such Person in respect of Rate Protection Agreements or foreign currency exchange agreements, other exchange rate hedging agreements, interest rate or commodity swaps and any similar derivative transactions (valued at its marked-to-market value), (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances or otherwise with respect to the reimbursement of drawings or payments under letters of credit or bankers acceptances or credit support for any of the foregoing and (k) all equity interests of such Person that, by their respective terms (or by the terms of any security into which any such equity interest is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is five (5) years after the Stated Termination Date. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner. Notwithstanding the foregoing, the term "Debt" shall not include liabilities incurred in the ordinary course of business classified as trade payables or other payables or accrued expenses in accordance with GAAP.

                "DEBT FOR BORROWED MONEY" means, as to any Person, Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business and all obligations under Capital Leases.

                "DEBT REDUCTION AMOUNT" means for any period that amount which is (1) the aggregate amount of payments of principal made during such period on Debt For Borrowed Money (including the Term Loans, but excluding all other Obligations and excluding the Existing Bank Debt) of the Parent and its Subsidiaries, Debt under sale-leaseback arrangements of the Parent and its Subsidiaries permitted hereunder and other similar Debt of the Parent and its Subsidiaries permitted hereunder LESS (2) any cumulative additions to all such Debt (including the Term Loans) after May 1, 1996 not included in clause (2)(ii) of the definition "Net Capex" for such period; provided, that except for the calculation of the EBITDA Carryforward Amount, the Debt Reduction Amount for any period shall in no event be less than zero.

                "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate PLUS
(b) two percent (2.00%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by 2.00 percentage points.

                "DEFAULTING LENDER" has the meaning specified in
SECTION 2.2(g)(ii).

                "DEFERRED TAX OBLIGATIONS" means the obligations of HDSC to Federal, state and local taxing authorities in an aggregate principal amount not in excess of $4,000,000 being paid on an installment basis pursuant to the Bankruptcy Plan.

                "DISTRIBUTION" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in common stock or capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

                "DOL" means the United States Department of Labor or any successor department or agency.

                "DOLLAR" and "$" means dollars in the lawful currency of the United States.

                "EBITDA" means for any period, the sum of:

                        (a)     the net income of the Parent and its
Subsidiaries on a consolidated basis after provision for income taxes for such period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (i) gain or loss arising from the sale of any capital assets;
(ii) gain arising from any write-up in the book value of any asset; (iii) earnings or loss of any corporation, substantially all the assets of which have been acquired by the Parent or any of its Subsidiaries in any manner, to the extent realized by such other corporation prior to the date of acquisition; (iv) earnings of any business entity in which the Parent or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Parent or any of its Subsidiaries in the form of cash distributions; (v) earnings or loss of any Person to which assets of the Parent or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which the Parent or any of its Subsidiaries shall have been merged, or which has been a party with the Parent or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (vi) gain or loss arising from the acquisition of debt or equity securities of the Parent or any of its Subsidiaries or from cancellation or forgiveness of Debt; and (vii) gain (net of losses) arising from extraordinary items, as determined in accordance with GAAP, or from other non-recurring transactions;

                        (b) the sum of the provision for income taxes, interest expense, depreciation and amortization expense, other non-cash charges, the effect of accounting changes and extraordinary items, in each case to the extent deducted in determining such net income for such period; PLUS

                        (c) except for the calculation of the Coverage Ratio for any period, one hundred percent (100%) of the EBITDA Carryforward Amount (but only if positive) for the period commencing on February 3, 1996 and ending on the last day of the Fiscal

Year ended immediately prior to the first day of the period for which EBITDA is being calculated,

in each of the foregoing cases for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, EBITDA shall not in any event include any loss arising directly and solely from store closures by HDSC.

                "EBITDA CARRYFORWARD AMOUNT" means, for any period, the amount, if any, by which EBITDA for such period shall exceed Cash Requirements for such period.

                "ELIGIBLE INVENTORY" of a Borrower means Inventory of such Borrower (including Purchase Accrual Inventory and Layaway Inventory) that constitutes first quality finished goods and that, unless the Agent in its sole discretion elects: (a) is not, in the Agent's reasonable opinion, obsolete, slow moving, unmerchantable or out-of-season seasonal Inventory (other than pre-seasonal "forward buy" Inventory); (b) is located at premises owned or leased by such Borrower or on premises otherwise reasonably acceptable to the Agent (it being agreed by the Agent that the locations set forth on SCHEDULE 6.3 as in effect on the Closing Date are acceptable to the Agent) or is in transit between HDSC's distribution center and its stores or between its stores; (c) upon which the Agent for the benefit of the Lenders has a first priority perfected security interest; (d) is not work-in-process, snack bar Inventory, spare parts, packaging and shipping materials, supplies, bill- and-hold Inventory, returned or defective Inventory, Inventory delivered to such Borrower on consignment or Inventory being held by a consolidator (other than a consolidator at a location listed on SCHEDULE 6.3 as in effect on the Closing Date or another consolidator from whom the Agent shall have received a bailee letter, in form and substance satisfactory to the Agent, duly executed by such consolidator); and (e) the Agent, in the exercise of its reasonable commercial discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Agent may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

                "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for Release or injury to the environment.

                "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health or safety matters.

                "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

                "EQUIPMENT" means, with respect to any Loan Party, all of such Loan Party's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Loan Party and all of such Loan Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

                "EVENT OF DEFAULT" has the meaning specified in SECTION 11.1.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                "EXISTING BANK DEBT" means all indebtedness, obligations and liabilities under or in connection with the Credit Agreement, dated as of August 21, 1995, among the Parent, HDSC, the lenders party thereto and Chemical Bank, as Administrative Agent and Fronting Bank, as the foregoing shall be amended, restated, modified and supplemented from time to time to the Closing Date.

                "FACILITY FEE" has the meaning specified in SECTION 3.4.

                "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

                "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements referred to in SECTION 8.6(a) or any other financial statements required to be given to the Lenders or the Agent pursuant to this Agreement.

                "FISCAL YEAR" means the fiscal year of the Parent and its Subsidiaries for financial accounting purposes. The current Fiscal Year of the Parent and its Subsidiaries will end on February 1, 1997.

                "FIXED ASSETS" means, with respect to any Loan Party, Equipment and Real Estate of such Loan Party.

                "FUNDING DATE" means the date on which a Borrowing occurs.

                "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession); PROVIDED, HOWEVER, that for the purpose of determining Book Value of Eligible Inventory, the Coverage Ratio and compliance with SECTIONS 9.23 and 9.24, "GAAP" means generally accepted accounting principles as in effect as of the Closing Date and consistent with those applied in the preparation of the unaudited August 3, 1996 Financial Statements which are part of the

Parent's Quarterly Report on Form 10Q for the fiscal quarter of the Parent ended on such date; and PROVIDED, FURTHER, that if (i) any changes in accounting principles from those in effect on the Closing Date are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Accounting Principles Board, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) or (ii) any Loan Party shall after the Closing Date otherwise change any of the accounting principles it utilizes and such change is permitted under GAAP and any of such changes in clauses (i) or (ii) above results in a change in the method of calculation of, or affects the results of such calculation of, Book Value of Eligible Inventory, the Coverage Ratio or any of the financial covenants set forth in SECTIONS 9.23 and 9.24, then the Loan Parties, the Agent and the Lenders agree to enter into and diligently pursue in good faith negotiations in order to amend such valuation and financial covenants and tests (or the terms used therein or the calculation thereof) so as to equitably reflect such accounting changes with the desired result that the criteria for evaluating the Book Value of Eligible Inventory and the financial condition and results of operations of the Parent and its Subsidiaries based upon such financial covenants and tests shall be the same after such accounting changes as if such accounting changes had not been made (and, to the extent that the Loan Parties, the Agent and the Lenders shall fail to agree in writing to any such amendment, then for purposes of such valuation and financial covenants and tests, GAAP shall be generally accepted accounting principles as in effect as of the Closing Date and consistent with those applied in the preparation of the unaudited August 3, 1996 Financial Statements which are part of the Parent's Quarterly Report on Form 10Q for the fiscal quarter of the Parent ended on such date or as otherwise previously agreed to in writing by the Loan Parties, the Agent and the Lenders).

                "GENERAL INTANGIBLES" means, with respect to any Loan Party, all of such Loan Party's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Loan Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, claims or rights to any funds which may become due to such Loan Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Loan Party is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Loan Party.

                "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                "GUARANTORS" means the Parent and each of its Subsidiaries.

                "GUARANTY" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                "HDSC" has the meaning specified in the introductory paragraph to this Agreement.

                "INTERCOMPANY ACCOUNTS" means all assets and liabilities, however arising, which are due to the Parent and/or any of its Subsidiaries from, which are due from the Parent and/or any of its Subsidiaries to, or which otherwise arise from any transaction by the Parent and/or any of its Subsidiaries with, any Affiliate of the Parent or any of its Subsidiaries.

                "INTERCOMPANY NOTE" means the intercompany note dated the Amendment and Restatement Effective Date and issued by HDSC to the order of the Parent in the original principal amount of $195,000,000, a copy of which is set forth as EXHIBIT G, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, which intercompany note evidences the loan by the Parent to HDSC of $195,000,000 from the proceeds of the dividend in such amount paid by HDSC to the Parent on the Amendment and Restatement Effective Date (with no actual cash exchange between the Parent and HDSC with respect to the making of such loan and dividend as a result of such transactions being effected contemporaneously).

                "INTEREST PERIOD" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months (to the extent available as determined by the Agent) thereafter as selected by the relevant Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                        (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                        (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                        (iii) no Interest Period shall extend beyond the Stated Termination Date.

                "INTEREST RATE" means each or any of the interest rates, including the Default Rate, set forth in SECTION 3.1.

                "INVENTORY" means, with respect to any Loan Party, all of such Loan Party's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Loan Party's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                "LATEST PROJECTIONS" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to SECTION 7.2(f), the projections of the consolidated financial condition, results of operations and cash flow of the Parent and its Subsidiaries for the Parent's current Fiscal Year delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to SECTION 7.2(f).

                "LAYAWAY INVENTORY" means Inventory of HDSC that a customer of HDSC intends to purchase and has placed in HDSC's layaway program, but only if
(a) title to such Inventory remains with HDSC, (b) such Inventory is physically segregated from other Inventory of the Borrowers or is otherwise identified as layaway inventory of HDSC and (c) such layaway program is generally consistent with HDSC's historical layaway practices.

                "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and BABC to the extent of any BABC Loan outstanding; PROVIDED that no such Agent Advance or BABC Loan shall be taken into account in determining any Lender's Pro Rata Share or in determining the Majority Lenders.

                "LETTER OF CREDIT" means a letter of credit issued or caused to be issued for the account of a Borrower pursuant to SECTION 2.3.

                "LETTER OF CREDIT FEE" has the meaning specified in SECTION 3.6.

                "LIBOR INTEREST PAYMENT DATE" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan, and, in the case of a LIBOR Rate Loan with an Interest Period of more than three months' duration, each day that would have been a LIBOR Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Loan.

                "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined by the Agent as follows:

                                        LIBOR
         LIBOR Rate  =   ------------------------------------
                         1.00 - Eurodollar Reserve Percentage


where:

                        "EURODOLLAR RESERVE PERCENTAGE" means for any day for
                any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                        "LIBOR" means the rate of interest per annum (rounded
                upward to the next 1/16th of 1%) notified to the Agent by Bank of America as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                "LIBOR RATE LOANS" means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

                "LIBOR REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                "LIBOR TERM LOAN" means any portion of a Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

                "LIEN" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property. Notwithstanding the foregoing, under no circumstance shall the term "LIEN" be construed to include the interest that any retail buyer may have in Layaway Inventory.

                "LOAN ACCOUNT" means, with respect to a Borrower, the loan account of such Borrower, which account shall be maintained by the Agent.

                "LOAN DOCUMENTS" means this Agreement, the Term Loan Notes, the Pledge Agreement, the Trademark Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                "LOANS" means, collectively, all loans and advances provided for in ARTICLE 2.

                "LOAN PARTY" shall refer to each of HDSC, CRH, the Parent and each of the other Guarantors.

                "MAJORITY LENDERS" means at any time Lenders whose Pro Rata shares aggregate more than 50% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 50% of the aggregate principal amount of the Loans then outstanding.

                "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

                "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, profits, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole or any material portion of the Collateral; (b) a material impairment of the ability of the Parent or any of its Subsidiaries to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Parent or any of its Subsidiaries of any Loan Document.

                "MAXIMUM REVOLVER AMOUNT" means $300,000,000.

                "MULTI-EMPLOYER PLAN" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Loan Party or any ERISA Affiliate.

                "NET CAPEX" means, for any period, that amount which is (1) the greater of (a) the product of $1,000,000 and the number of fiscal months of the Parent (or portion thereof) comprising such period or (b) the aggregate amount of Capital Expenditures (including, without limitation, any Capital Expenditures that would arise from any acquisition described in clause (m) of the definition Restricted Investment) made by the Parent and its Subsidiaries during such period (which aggregate amount of Capital Expenditures shall, for purposes of determining compliance with SECTION 9.24 (and not for the purpose of determining the Coverage Ratio) for each of the twelve consecutive fiscal month periods of the Parent ending on the last day of any fiscal quarter of the Parent comprising part of the Parent's 1997 or 1998 Fiscal Year (without duplication), be reduced by $10,000,000), LESS (2) the aggregate amount of (i) Net Cash Proceeds received by the Parent or any of its Subsidiaries during such period from the sale or other disposition to non-Affiliates of Equipment permitted to be sold or disposed of hereunder and (ii) Debt For Borrowed Money incurred by the Parent or any of its Subsidiaries during such period which is permitted hereunder in connection with the financing (but not refinancing) of Capital Expenditures made in such period or made at any time prior to the beginning of such period.

                "NET CASH PROCEEDS" means, with respect to any sale of assets of a Loan Party, cash (freely convertible into U.S. dollars) received by such Loan Party from such sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such sale), after (a) provision for all title, recording or other taxes measured by or resulting from such sale, (b) payment of all reasonable brokerage commissions, investment banking and legal fees and other fees and expenses related to such sale, (c) deduction of appropriate amounts to be provided by such Loan Party as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such transaction and retained by such Loan Party after such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such transaction and (d) amounts paid to satisfy Debt (other than the Obligations) which are required to be repaid in connection with any such sale.

                "NOTICE OF BORROWING" has the meaning specified in
SECTION 2.2(b).

                "NOTICE OF CONVERSION/CONTINUATION" has the meaning specified in
SECTION 3.2(b).

                "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower or other Loan Party to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in any Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all Revolving Loans, Term Loans and all debts, liabilities, and obligations now or hereafter owing from any Borrower to the Agent and/or any Lender under or in connection with the Letters of Credit or Credit Support.

                "ORIGINAL LOAN AND SECURITY AGREEMENT" has the meaning specified in the recitals to this Agreement.

                "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                "PARENT" has the meaning specified in the introductory paragraph to this Agreement.

                "PARTICIPATING LENDER" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                "PAYMENTS" has the meaning specified in SECTION 6.9(a).

                "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                "PENDING REVOLVING LOANS" means, with respect to a Borrower, at any time, the aggregate principal amount of all Revolving Loans requested by such Borrower in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

                "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Loan Party sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                "PERMITTED LIENS" means:

                        (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $2,500,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the relevant Loan Party's books and records and a stay of enforcement of any such Lien is in effect.

                        (b)     the Agent's Liens;

                        (c) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                        (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business, PROVIDED that (1) if any such Lien arises from the nonpayment by the Parent or any of its Subsidiaries of such claims or demand when due and such Lien covers any Inventory, such claims or demands do not exceed $1,000,000 in the aggregate and (2) if any such Lien arises from the nonpayment by the Parent or any of its Subsidiaries of such claims or demands when due and such Lien does not cover any Inventory, HDSC agrees to obtain a bond to fully secure the payment of such claims or demands within thirty days after the date such payment was due or to use reasonable efforts to take or cause to be taken such other steps to remove such Lien within thirty days after the date such payment was due;

                        (e) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; PROVIDED that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Loan Party's business;

                        (f) judgment and other similar Liens arising in connection with court proceedings to the extent the attachment or enforcement of such Liens would not result in an Event of Default hereunder;

                        (g) purchase money Liens (other than Liens on Inventory), PROVIDED that, in any event, the principal amount of the Debt secured by any item of property shall not exceed 100% of the cost thereof;

                        (h) Liens on property or assets (other than Inventory) of the Parent and any of its Subsidiaries existing on the Closing Date and listed on SCHEDULE 9.19, PROVIDED that such Liens shall secure only those obligations that they secure on the Closing Date;

                        (i) any Lien existing on any property (other than Inventory or proceeds thereof) prior to the acquisition thereof by the Parent or any of its Subsidiaries, PROVIDED that (A) such Lien is not created in contemplation of or in connection with such acquisition, (B) such Lien does not apply to any other property or assets of the Parent or any of its Subsidiaries and (C) such acquisition is permitted hereunder;

                        (j) leases, subleases and license agreements arising in the ordinary course of business and not otherwise prohibited under this Agreement;

                        (k) financing statements filed under any Uniform Commercial Code or comparable law of any jurisdiction in respect of operating leases and consignments and not otherwise prohibited under this Agreement;

                        (l) Liens (other than on Inventory) in favor of HDSC's credit card processing company securing obligations of HDSC to such processing company incurred in the ordinary course of business in connection with HDSC's credit card receivables collection process;

                        (m) Liens on Inventory of a Borrower created under agreements entered into by it in the ordinary course of business with customs brokers, but only to the extent such Liens secure amounts owing by such Borrower to such customs brokers for customs services provided by such brokers;

                        (n) Liens on Real Estate owned by HDSC securing Debt permitted to be incurred by it hereunder, PROVIDED that, in any event, the aggregate principal amount of the Debt secured by such property shall not exceed 100% of the fair market value of such property at each date any such Debt is incurred;

                        (o) Liens on store fixtures and store Equipment of HDSC securing Debt permitted to be incurred by it hereunder, PROVIDED that, in any event, the aggregate principal amount of the Debt secured by such property shall not exceed 100% of the fair market value of such property at each date any such Debt is incurred;

                        (p) Liens on other Equipment of the Loan Parties securing Debt permitted pursuant to SECTION 9.13(n), provided that, in any event, the aggregate principal amount of the Debt secured by such property shall not exceed 100% of the fair market value of such property at each date any such Debt is incurred;

                        (q)     Liens on property in connection with
transactions permitted pursuant to SECTION 9.20; and

                        (r) extensions and replacements of any Liens referred to in clauses (g), (h), (n), (o), (p) and (q) above, PROVIDED that any such extension or replacement Lien is limited to the property or asset covered by the Lien extended or replaced and does not secure any Debt in addition to that secured immediately prior to such extension or replacement.

                "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party sponsors or maintains or to which such Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

                "PLEDGE AGREEMENT" means the Pledge Agreement to be entered into on the Closing Date among the Parent, the Borrowers and the Agent with respect to any equity interests, now or hereafter owned by such Loan Party, in any Subsidiaries of the Parent.

                "PRO RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

                "PROPRIETARY RIGHTS" means, with respect to a Loan Party, all of such Loan Party's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks, trade names and copyrights set forth on
SCHEDULE 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                "PURCHASE ACCRUAL INVENTORY" of HDSC means, at any time, Inventory located on the premises of HDSC's distribution center in Columbus, Ohio and retail stores or in- transit to such locations (a) title to which shall have passed to HDSC, (b) that is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Agent and the Lenders and
(c) that has not yet been recorded in HDSC's stock ledger due to the timing of processing invoices or receiving documents. Any such Inventory which HDSC acquires from CRH shall no longer constitute Purchase Accrual Inventory if, 45 days after any such Inventory arrives in the United States, such Inventory remains unrecorded in HDSC's stock ledger.

                "RATE PROTECTION AGREEMENTS" means interest rate swap, cap, collar or floor arrangements or other similar agreements entered into by HDSC to provide protection against fluctuations in interest rates. Each Rate Protection Agreement shall be on terms satisfactory to the Agent with a counterparty satisfactory to the Agent.

                "REAL ESTATE" means all of the present and future interests of any Loan Party, as owner, lessee, or otherwise, in any real property or any improvements thereon, including, without limitation, any interest arising from an option to purchase or lease any such real property or improvements or any portion thereof.

                "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater, Real Estate or other property.

                "REPORTABLE EVENT" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                "RESPONSIBLE OFFICER" means the chief executive officer or the president of the Parent or any Borrower, as appropriate, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, the treasurer or the controller of the Parent and each Borrower, or any other officer having substantially the same authority and responsibility.

                "RESTRICTED INVESTMENT" means any acquisition by the Parent or any of its Subsidiaries of an interest in another Person or of assets of another Person comprising all or a substantial part of the assets or any business of such Person or which assets are material in relation to the assets of the acquiror (whether in one transaction or a series of related transactions) in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation or otherwise, or the purchase or acquisition of a loan, advance, capital contribution, or subscription, except for the following:

                        (a)     Equipment to be used in the business of HDSC;

                        (b) Inventory of a Borrower in the ordinary course of business;

                        (c) pledges and deposits described under clause (c) of the definition of Permitted Liens;

                        (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within six months from the date of acquisition thereof;

                        (e) certificates of deposit maturing within six months from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $500,000,000;

                        (f) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof or any liquid investment which the Agent approves in writing as being of substantially equal quality (which approval shall not be unreasonably withheld);

                        (g) in the case of the Parent, common equity investments in the capital stock of HDSC;

                        (h) in the case of HDSC, (1) investments by HDSC existing on the Closing Date in the capital stock of its Subsidiaries and (2) loans to the Parent permitted pursuant to Section 9.13(k);

                        (i) loans or advances in the ordinary course of business consistent with past practices to any wholly-owned Subsidiary of HDSC by (1) HDSC or (2) any other Subsidiary of HDSC;

                        (j) loans and advances to HDSC by any Subsidiary of HDSC in the ordinary course of business consistent with past practices;

                        (k) loans to officers and employees of HDSC in the ordinary course of business consistent with past practices not to exceed $5,000,000 in aggregate outstanding principal amount (and no more than $1,000,000 in aggregate outstanding principal amount to any single officer or employee);

                        (l) individual store deposit accounts with local depository banks required in the ordinary course of business and concentration deposit accounts, in each instance, that are maintained in accordance with
SECTION 6.9;

                        (m) so long as no Default or Event of Default shall exist at the time of acquisition (or after giving effect thereto) and subject to
SECTION 9.18, acquisitions by HDSC of assets of a business of a non-Affiliated Person not to exceed in purchase price (whether in the form of cash, property, stock, Debt, assumption of liabilities or otherwise) $15,000,000 individually or $30,000,000 in the aggregate for all such acquisitions during the term of this Agreement;

                        (n)     Rate Protection Agreements entered into by HDSC;
and

                        (o)     the Intercompany Note.

                Upon the request of the Agent or if an Event of Default shall be continuing, HDSC shall pledge in favor of the Agent for the benefit of the Agent and the Lenders all of HDSC's investments under clauses (d), (e) and (f) above pursuant to pledge agreements in form and substance satisfactory to the Agent, as a result of which the Agent shall have a first priority perfected security interest therein.

                "REVOLVING LOANS" has the meaning specified in SECTION 2.2 and includes each Agent Advance and BABC Loan.

                "SENIOR INDENTURE" means the Indenture, dated as of April 19, 1996, among the Parent, certain of its Subsidiaries and Fleet National Bank, as trustee, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                "SENIOR NOTE DOCUMENTS" means the Senior Indenture, the Senior Notes and any and all guarantees executed in connection therewith from time to time, each as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                "SENIOR NOTES" means any and all promissory notes at any time issued and outstanding under or pursuant to the Senior Indenture, as amended, modified, supplemented, replaced or substituted for from time to time in accordance with the terms thereof and hereof.

                "SETTLEMENT" and "SETTLEMENT DATE" have the meanings specified in SECTION 2.2(j)(i).

                "STATED TERMINATION DATE" means February 5, 2001.

                "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

                "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                "TERM LOAN" and "TERM LOANS" have the meanings specified in
SECTION 2.4(a).

                "TERM LOAN NOTE" and "TERM LOAN NOTES" have the meanings specified in SECTION 2.4(b).

                "TERMINATION DATE" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to SECTION 4.2 or by the Majority Lenders pursuant to SECTION
11.2 or automatically as provided in the proviso to SECTION 11.2(a), and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

                "TOTAL FACILITY" has the meaning specified in SECTION 2.1.

                "TRADEMARK AGREEMENT" means the Trademark Security Agreement, dated as of the Closing Date, executed and delivered by the Loan Parties to the Agent to evidence and perfect the Agent's security interest in each of the Loan Parties' present and future trademarks and related rights, for the benefit of the Agent and the Lenders.

                "UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                "UNUSED LETTER OF CREDIT SUBFACILITY" means an amount equal to $200,000,000 MINUS the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit PLUS (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                "UNUSED LINE FEE" has the meaning specified in SECTION 3.5.

        1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

        1.3 INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means "including without limitation."

                        (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Loan Parties and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.



                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

        2.1 TOTAL FACILITY. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $300,000,000 (the "Total Facility") for the Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be comprised of (a) a revolving line of credit for the Borrowers consisting of revolving loans and letters of credit up to the limits of the Combined Availability as described in SECTIONS 2.2 and 2.3 and (b) the Term Loans described in SECTION 2.4. Notwithstanding anything contained in this Agreement (including, without limitation, ARTICLE 2), CRH may not request any financial accommodations hereunder other than (i) the issuance of documentary Letters of Credit to be issued for its account to secure the payment by CRH of the purchase of finished goods Inventory purchased by CRH in the ordinary course of business,
(ii) the provision of Credit Support for such Letters of Credit or (iii) Revolving Loans, the proceeds of which are used to reimburse drawings under such Letters of Credit or payments made with respect to any such Credit Support; PROVIDED that the foregoing shall in no event restrict or invalidate the making to CRH of Agent Advances or Revolving Loans deemed requested by CRH under SECTION 2.3(e)(2) or SECTION 4.4.

        2.2     REVOLVING LOANS.

                (a) AMOUNTS. Subject to the satisfaction of the conditions precedent set forth in ARTICLE 10, each Lender severally agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to such Borrower, in amounts not to exceed for the Borrowers on an aggregate basis (except for BABC with respect to BABC Loans or Agent Advances) such Lender's Pro Rata Share of the Combined Availability. The Lenders, however, in their discretion, may elect to make Revolving Loans to the Borrowers or participate (as provided for in SECTION 2.3(f)) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit in excess of the Combined Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Combined Availability or to be obligated to exceed such limits on any other occasion. If the sum of
(i) the aggregate outstanding Revolving Loans and Term Loans to the Borrowers,
(ii) the aggregate amount of Pending Revolving Loans to the Borrowers, (iii) the aggregate undrawn amount of outstanding Letters of Credit and (iv) any unpaid reimbursement obligations in respect of Letters of Credit exceeds the Combined Availability (with Combined Availability determined as if clauses (b)(i) through (iv) of such definition were zero), the Lenders may refuse to make or otherwise restrict the making of Revolving Loans to a Borrower as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of SECTION 2.2(i).

                (b) PROCEDURE FOR BORROWING. (1) Each Borrowing by a Borrower shall be made upon such Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (substantially in the form of EXHIBIT C or another form acceptable to the Agent) together with a Borrowing Base Certificate reflecting sufficient Combined Availability, which must be received by the Agent prior to 12:00 noon (New York City time) (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 12:00 noon on the requested Funding Date, in the case of Base Rate Loans, specifying:

                             (A)     the amount of the Borrowing by such
Borrower (which Borrowing, in case of the request for LIBOR Rate Loans, shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof);

                             (B)     the requested Funding Date, which shall be
a Business Day;

                             (C)     whether the Revolving Loans requested by
such Borrower are to be Base Rate Revolving Loans or LIBOR Revolving Loans; and

                             (D)     the duration of the Interest Period if the
requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to any Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Revolving Loans only.

                         (2)     After giving effect to any Borrowing by a
Borrower, there may not be more than ten different Interest Periods in effect for the Borrowers in the aggregate.

                         (3)     With respect to any request for Base Rate
Revolving Loans, in lieu of delivering the above-described Notice of Borrowing, a Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                (c) RELIANCE UPON AUTHORITY. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the applicable Borrower shall deliver to the Agent a writing setting forth (i) the account of such Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested by such Borrower pursuant to this SECTION 2.2, and (ii) the names of the officers authorized to request Revolving Loans on behalf of such Borrower, and shall provide the Agent with a specimen signature of each such officer. The Agent shall be entitled to rely conclusively on such officer's authority to request Revolving Loans on behalf of the applicable Borrower, the proceeds of which are to be transferred to any of the accounts of the applicable Borrower specified by such Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the applicable Borrower to make such requests on its behalf.

                (d) NO LIABILITY. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in SECTIONS 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by such Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this SECTION 2.2, and the crediting of Revolving Loans to the applicable Borrower's deposit account, or transmittal to such Person as the applicable Borrower shall direct, shall conclusively establish the obligation of such Borrower to repay such Revolving Loans as provided herein.

                  (e) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made by a Borrower pursuant to SECTION 2.2(b) shall be irrevocable and such Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                  (f) AGENT'S ELECTION. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to SECTION 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of SECTION 2.2(h) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if BABC declines in its sole discretion to make a BABC Loan pursuant to SECTION 2.2(h), the Agent shall elect to have the terms of SECTION 2.2(g) apply to such requested Borrowing.

                  (g) MAKING OF REVOLVING LOANS. (i) In the event that the Agent shall elect to have the terms of this SECTION 2.2(g) apply to a requested Borrowing as described in SECTION 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to SECTION 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (New York City time), on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in ARTICLE 10, the Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to an account of such Borrower, designated in writing by such Borrower and acceptable to the Agent; PROVIDED, HOWEVER, that the amount of Revolving Loans or Letters of Credit so made or issued to or for the account of the Borrowers on any date shall in no event exceed the Combined Availability on such date.

                        (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing (or with respect to Base Rate Loans for which notice of such borrowings is given to the Agent by the applicable Borrower on the same day as the requested date for the making of such borrowings, not later than 1:00 p.m. (New York City time) on such requested date for the making of such borrowings), that such Lender will not make available as and when required hereunder to the Agent for the account of the applicable Borrower the amount of that Lender's Pro Rata Share of the Borrowing for such Borrower, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the applicable Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan to the applicable Borrower on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

                        (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to any Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to any Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of outstanding Revolving Loans and Term Loans and the undrawn face amount of all outstanding Letters of Credit. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

                (h) MAKING OF BABC LOANS. (i) In the event the Agent shall elect, with the consent of BABC, to have the terms of this SECTION 2.2(h) apply to a requested Borrowing as described in SECTION 2.2(f), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this SECTION 2.2(h) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to the applicable Borrower on the Funding Date applicable thereto by transferring same day funds to an account of such Borrower, designated in writing by such Borrower and acceptable to the Agent. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in ARTICLE 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Combined Availability on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE 10 have been satisfied or the requested Borrowing would exceed the Combined Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

                        (ii) The BABC Loans shall be secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

                (i) AGENT ADVANCES. (i) Subject to the limitations set forth in the provisos contained in this SECTION 2.2(i), the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in
ARTICLE 10 have not been satisfied, to make Revolving Loans to any of the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in SECTION 16.7 (any of the advances described in this SECTION 2.2(i) being hereinafter referred to as "Agent Advances"); PROVIDED, that (i) the Majority Lenders may at any time revoke the Agent's authorization contained in this
SECTION 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, and (ii) immediately after giving effect to the making of the Agent Advances, the sum of
(x) the aggregate unpaid balance of all Revolving Loans and Term Loans made to the Borrowers at such time, (y) the aggregate undrawn amount of all outstanding Letters of Credit and (z) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit shall not exceed the Maximum Revolver Amount or $25,000,000 in excess of clause (a)(ii) of the definition of Combined Availability at such time.

                        (ii) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

                (j) SETTLEMENT. It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i)     The Agent shall request settlement
("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Agent Advance, and
(3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (New York City time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than 3:00 p.m. (New York City time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in ARTICLE 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                        (ii)    Notwithstanding the foregoing, not more than one
(1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

                        (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

                        (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Revolving Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the account of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

                (k) NOTATION. The Agent shall record on its books the principal amount of the Revolving Loans owing by each Borrower to each Lender, including the BABC Loans owing by each Borrower to BABC, and the Agent Advances owing by each Borrower to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans to each Borrower in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                (l) LENDERS' FAILURE TO PERFORM. All Loans (other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

        2.3     LETTERS OF CREDIT.

                (a) AGREEMENT TO CAUSE ISSUANCE. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Loan Parties herein set forth, the Agent agrees to take reasonable steps to cause to be issued for the account of any Borrower and to provide credit support or other enhancement to banks acceptable to the Agent and the Borrowers (initially, Bank of America), which issue Letters of Credit for the account of any Borrower (any such credit support or enhancement being herein referred to a "Credit Support") in accordance with this SECTION 2.3 from time to time during the term of this Agreement.

                (b) AMOUNTS; OUTSIDE EXPIRATION DATE. The Agent shall not have any obligation to take steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (1) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the applicable Borrower in connection with the opening thereof exceed the Combined Availability at such time; or (3) such (a) documentary Letter of Credit has an expiration date later than the Stated Termination Date or more than one-hundred and eighty (180) days from the date of issuance or (b) standby Letter of Credit has an expiration date later than the Stated Termination Date or more than twelve (12) months from the date of issuance; PROVIDED, HOWEVER, that standby Letters of Credit may have "evergreen" clauses providing for automatic annual renewals unless terminated by the Agent (or issuer of the Letter of Credit at the request of the Agent) by written notice to the beneficiary of such standby Letter of Credit no less than thirty (30) days prior to an annual renewal date.

                (c) OTHER CONDITIONS. In addition to being subject to the satisfaction of the applicable conditions precedent contained in ARTICLE 10, the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                        (1) The applicable Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer; and

                        (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                (d)     ISSUANCE OF LETTERS OF CREDIT.

                        (1) REQUEST FOR ISSUANCE. The Borrower for whose account the Letter of Credit is to be issued shall give the Agent two (2) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

                        (2) RESPONSIBILITIES OF THE AGENT; ISSUANCE. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the applicable Borrower pursuant to SECTION 2.3(d)(1), (i) the amount of the applicable Unused Letter of Credit Subfacility and (ii) the Combined Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the applicable Borrower in connection with the opening thereof would not exceed the Combined Availability, the Agent shall, subject to the terms and conditions hereof, take reasonable steps to cause the intended issuer of the Letter of Credit to issue the requested Letter of Credit on such requested effective date of issuance.

                        (3) NOTICE OF ISSUANCE. On each Settlement Date the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

                        (4) NO EXTENSIONS OR AMENDMENT. The Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this SECTION 2.3(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this SECTION 2.3 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

                (e) PAYMENTS PURSUANT TO LETTERS OF CREDIT AND SHIPPING RELEASE INDEMNITIES.

                        (1) PAYMENT OF LETTER OF CREDIT OBLIGATIONS. Each Borrower agrees to reimburse the issuer for any draw under any Letter of Credit issued for such Borrower's



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account and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support issued for such Borrower's account immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit issued for such Borrower's account immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such issuer or any other Person.

                        (2) REVOLVING LOANS TO SATISFY REIMBURSEMENT OBLIGATIONS. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit or makes any payment with respect to any Shipping Release Indemnity (as defined in SECTION 2.3(k)) or the Agent shall have made any payment pursuant or with respect to any Credit Support or Shipping Release Indemnity and the applicable Borrower shall not have repaid such amount to the issuer of such Letter of Credit or Shipping Release Indemnity or the Agent, as applicable, pursuant to SECTION 2.3(e)(1) or 2.3(k)(2), as appropriate, the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of such issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 12:00 noon (New York City time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the applicable Borrower pursuant to SECTION 2.2 as set forth in SECTION 4.4.

                (f)     PARTICIPATIONS.

                        (1) PURCHASE OF PARTICIPATIONS. Immediately upon issuance of any Letter of Credit in accordance with SECTION 2.3(d) or of any Shipping Release Indemnity in accordance with SECTION 2.3(k), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit or the Credit Support provided through the Agent to such issuer in connection with the issuance of such Letter of Credit or in the Shipping Release Indemnity, as appropriate, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the amount of such Credit Support or the liability under or with respect to such Shipping Release Indemnity (including, without limitation, all obligations of the applicable Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                        (2) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS. Whenever the Agent receives a payment from any Borrower on account of reimbursement obligations in respect of a Letter of Credit, Credit Support or Shipping Release Indemnity as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to SECTION 2.3(e)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 12:00 noon (New York City time) on such Business Day and otherwise on the next succeeding Business Day.

                        (3) DOCUMENTATION. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, copies of any Shipping Release Indemnity and such other documentation as may reasonably be requested by such Lender.

                        (4) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any Credit Support provided through the Agent with respect to a Letter of Credit or with respect to any Shipping Release Indemnity, and the obligations of the Borrowers to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                                (i)     any lack of validity or enforceability
of this Agreement or any of the other Loan Documents;

                                (ii)    the existence of any claim, setoff,
defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or Shipping Release Indemnity or any transferee of any Letter of Credit or Shipping Release Indemnity (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit or Shipping Release Indemnity, or any other Person, whether in connection with this Agreement, any Letter of Credit or Shipping Release Indemnity, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                (iii)   any draft, certificate or any other
document presented under the Letter of Credit or with respect to any Shipping Release Indemnity proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                (iv)    the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents; or

                                (v)     the occurrence of any Default or Event
of Default.

                (g) RECOVERY OR AVOIDANCE OF PAYMENTS. In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit or Shipping Release Indemnity or Credit Support provided for any Letter of Credit (or any guaranty by any Borrower or reimbursement obligation of any Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any



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


receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                (h)     COMPENSATION FOR LETTERS OF CREDIT.

                        (1) LETTER OF CREDIT FEE. Each Borrower agrees to pay to the Agent with respect to each Letter of Credit issued for such Borrower's account, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, SECTION 3.6.

                        (2) ISSUER FEES AND CHARGES. Each Borrower shall pay to the issuer of any Letter of Credit issued for such Borrower's account, or to the Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

                (i)     INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY.

                        (1) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this SECTION 2.3, each Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower or the provision of any credit support or enhancement in connection therewith; PROVIDED, that the Borrowers shall have no obligation to the Agent or any Lender under this clause (1) with respect to any such claims, demands, liabilities, damages, losses, costs, charges and expenses to the extent resulting from the gross negligence or wilful misconduct of such Lender or the Agent. The agreement in this SECTION 2.3(i)(1) shall survive payments of all Obligations.

                        (2) ASSUMPTION OF RISK BY THE BORROWERS. As among the Borrowers, the Lenders, and the Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with



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


conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority. None of the foregoing shall affect, impair or prevent
(i) the vesting of any rights or powers of the Agent or any Lender under this
SECTION 2.3(i) or (ii) any action that might be brought by a Borrower against an issuer of a Letter of Credit with respect to the foregoing.

                        (3) EXONERATION. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

                        (4) POWER OF ATTORNEY. In connection with all Inventory financed by Letters of Credit, each Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority:
(a) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (b) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Agent's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (d) to complete in such Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as any Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgement or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                        (5) ACCOUNT PARTY. Each Borrower hereby authorizes and directs any issuer of a Letter of Credit for the account of such Borrower to name such Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                        (6) CONTROL OF INVENTORY. In connection with all Inventory financed by Letters of Credit, each Borrower will, at the Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory,




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


documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into such Borrower's possession, to deliver them, upon request, to the Agent in their original form. Each Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents. In the event the Agent is designated as consignee hereunder, at the applicable Borrower's request, the Agent will use best efforts to send promptly to such Borrower a copy of the consigned documents.

                (j)     CASH COLLATERAL. If, notwithstanding the provisions of
SECTION 2.3(b) and SECTION 12.1 any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the applicable Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit issued for the account of such Borrower then outstanding, cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

                (k) AIRWAY BILLS, ETC. Each Borrower hereby confirms and agrees that (i) from time to time such Borrower may request the Agent to issue or cause to be issued Letters of Credit providing for direct consignment of goods to the Agent or the issuer of a Letter of Credit and providing that the original bills of lading, airway bills and other documents be forwarded directly to the Agent or any such issuer, (ii) such Borrower may request that the Agent or any such issuer from time to time endorse the bills of lading or other shipping documents and deliver them to such Borrower so as to permit such Borrower to obtain the goods covered by the Letters of Credit without first waiting for the bank that issued the Letter of Credit to examine the documents to be submitted by the beneficiary of the Letter of Credit to determine whether the documents conform to the terms of the Letter of Credit, and (iii) such Borrower may request that the Agent or the issuer of a Letter of Credit from time to time issue letters of indemnity, guarantees, air releases, and/or other documents (each a "Shipping Release Indemnity") to steamship companies, air freight companies and other shippers in order to permit such Borrower to take possession of the goods covered by Letters of Credit without production and surrender to the shipper of the original bill of lading, airway bill or other shipping documents. In connection with the foregoing, each Borrower hereby expressly and irrevocably:

                        (1) represents and warrants that it is otherwise entitled to the delivery of the goods and no other person or entity has any claim to its delivery;

                        (2) agrees to indemnify the Agent, the Lenders and any issuer of a Shipping Release Indemnity and to hold the Agent, the Lenders and any such issuer harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against all liabilities, losses, damages, judgments, attorney fees (including any in-house counsel costs and expenses) and other expenses of every nature and character, by reason of the Agent or any such issuer of a Shipping Release Indemnity (i) issuing its Shipping Release Indemnities to steamship companies, freight companies or other shippers and (ii) endorsing and/or delivering to such Borrower the bills of lading and other documents so as to permit such Borrower to obtain possession of the goods covered by the Letters of Credit; agrees to reimburse the Agent, the Lenders and each issuer of a Shipping Release Indemnity on demand for any and all payments of or with respect to the foregoing which the Agent or any issuer of a Shipping Release Indemnity is required to make by any of such actions or in accordance with the terms or provisions of said Shipping Release Indemnities, regardless of any offsets, counterclaims or other defenses thereto which the Agent, any Lender or any issuer of a Shipping Release Indemnity might have or be entitled to assert, all of which offsets, counterclaims or other defenses the Agent, each Lender and each issuer of a Shipping Release Indemnity is hereby expressly and irrevocably authorized to waive at its discretion; and further agrees that upon the Agent's request such Borrower shall appear and defend, represented by counsel satisfactory to the Agent and at such Borrower's cost and expense, any action or proceeding which may be commenced against the Agent, any Lender or the issuer in connection with any of the aforementioned actions; PROVIDED, that the Borrowers shall have no obligation to the Agent, any Lender or any issuer of a Shipping Release Indemnity under this clause (2) with respect to any such liabilities, losses, damages, judgments, attorneys' fees and other expenses to the extent resulting from the gross negligence or wilful misconduct of the Agent, such Lender or such issuer.

                        (3) authorizes and requests the Agent and the issuer of any Letters of Credit to honor and pay any drawing under the Letters of Credit covering the shipment notwithstanding the absence of any or all documents required thereunder or any discrepancy, defect or omission which may exist at the time of presentment in any of the required documents, all of which deficiencies, discrepancies, defects and omissions such Borrower hereby expressly and irrevocably waives. Such Borrower further authorizes the Agent to charge its Loan Account for all amounts drawn plus any applicable charges;

                        (4) agrees to pay on demand or to reimburse to the Agent, each Lender and each issuer of a Shipping Release Indemnity upon demand all freight and other charges which may be due or may appear to be due and chargeable to the said goods;

                        (5) agrees to procure and to subsequently surrender to the Agent all original bills of lading and other negotiable documents relating to the shipment of goods properly endorsed; and

                        (6) agrees to execute such other documents and indemnities relating to the foregoing as the Agent may from time to time reasonably request.

        2.4     TERM LOANS.

                (a) AMOUNTS OF TERM LOANS. Each Lender severally agrees to make a term loan (any such term loan being referred to as a "Term Loan" and such term loans being referred to collectively as the "Term Loans") to HDSC on the Amendment and Restatement

Effective Date, upon the satisfaction of the conditions precedent set forth in
ARTICLE 10, in an amount equal to such Lender's Pro Rata Share of $10,000,000. Each Lender shall make the amount of such Lender's Term Loan available to the Agent in same day funds to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (New York City time) on the Amendment and Restatement Effective Date. After the Agent's receipt of the proceeds of such Term Loans, upon satisfaction of the conditions precedent set forth in ARTICLE 10, the Agent shall make the proceeds of such Term Loans available to HDSC on such Funding Date by transferring same day funds equal to the proceeds of such Term Loans received by the Agent to an account of HDSC designated in writing by HDSC or as HDSC shall otherwise instruct in writing.

                (b) TERM LOAN NOTES. HDSC shall execute and deliver to the Agent on behalf of each Lender, on the Amendment and Restatement Effective Date, a promissory note, substantially in the form of EXHIBIT F attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to SECTION 13.3(d) upon the assignment of any portion of any Lender's Term Loan, being hereinafter referred to collectively as the "Term Loan Notes" and each of such promissory notes being hereinafter referred to individually as a "Term Loan Note"), to evidence such Lender's Term Loan, in an original principal amount equal to the amount of such Lender's Pro Rata Share of $10,000,000 and with other appropriate insertions. The Term Loan Notes delivered to the Agent on behalf of each Lender shall be dated the Amendment and Restatement Effective Date and stated, subject to the last sentence of this
SECTION 2.4(b), to mature in installments as follows:

        $500,000 due on the 15th of November, 1998, and on the 15th of each subsequent February, May, August and November, until the earlier of:

                (i)     total repayment of the Term Loans, or

                (ii) the Termination Date, at which date the remaining principal balance of the Term Loan Notes shall be paid in full,

        all such installments and payments with respect to each Lender to be in amounts equal to such Lender's Pro Rata Share of such installment or remaining principal balance.

Each such installment shall be payable to the Agent for the account of the applicable Lender. Notwithstanding the foregoing, the Term Loans and all accrued interest thereon shall in any event become due and payable on the Termination Date.

                (c) NOTATION AND ENDORSEMENT. The Agent shall record on its books the principal amount of the Term Loans owing to each Lender from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Term Loans in its books and records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Prior to the transfer of a Term Loan

Note, the applicable Lender shall endorse on the reverse side thereof the outstanding principal balance of the Term Loan evidenced thereby. Failure by such Lender to make such notation or endorsement shall not affect the obligations of HDSC under such Term Loan Note or any of the other Loan Documents.


                                    ARTICLE 3

                                INTEREST AND FEES

        3.1     INTEREST.

                (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and SECTIONS 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in SECTION 3.3. Subject to the provisions of SECTION 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in SECTION 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                        (i) For all Base Rate Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin therefor; and

                        (ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin therefor.

Each change in the Base Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans (other than LIBOR Rate Loans) will be payable in arrears on the first day of each month hereafter and at maturity (whether by acceleration or otherwise) and thereafter upon demand. Interest accrued on LIBOR Rate Loans will be payable in arrears on each LIBOR Interest Payment Date therefor and at maturity (whether by acceleration or otherwise) and thereafter upon demand.





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


                (b) DEFAULT RATE. If any Event of Default occurs and is continuing then, while any such Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

        3.2 CONVERSION AND CONTINUATION ELECTIONS. (a) The applicable Borrower may, upon irrevocable written notice to the Agent in accordance with Subsection 3.2(b):

                        (i)     elect, as of any Business Day (a
"Conversion/Continuation Date"), in the case of Base Rate Loans made to it to convert any such Loans (or any part thereof) in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof into LIBOR Rate Loans; or

                        (ii) elect, as of the last day of the applicable Interest Period (a "Conversion/Continuation Date"), to continue any LIBOR Rate Loans made to it having Interest Periods expiring on such day (or any part thereof) in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

PROVIDED, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the applicable Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

                (b) The applicable Borrower shall deliver a Notice of Conversion/Continuation (substantially in the form of EXHIBIT D or another form acceptable to Agent) to be received by the Agent not later than 12:00 noon (New York City time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                        (i)     the proposed Conversion/Continuation Date;

                        (ii) the aggregate amount of Loans owing by such Borrower to be converted or renewed;

                        (iii) the type of Loans resulting from the proposed conversion or continuation; and

                        (iv) the duration of the requested Interest Period, PROVIDED, HOWEVER, HDSC may not select an Interest Period with respect to any portion of the Term Loans which extends beyond an installment payment date for the Term Loans unless, after giving effect to such election, the portion of the Term Loans not subject to Interest Periods ending after such installment payment date is equal to or greater than the principal due on such installment payment date.

                (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the applicable Borrower has failed to select timely a new Interest Period to be



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


applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the applicable Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                (e) During the existence of a Default or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                (f) After giving effect to any conversion or continuation of Loans, there may not be more than ten different Interest Periods in effect with respect to the Borrowers in the aggregate.

        3.3 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by the Lenders under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the applicable Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged to such Borrower if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest owing by such Borrower which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued by such Borrower under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the applicable Borrower such excess.

        3.4 FACILITY FEE. The Borrowers agree, jointly and severally, to pay to BABC, for its own account, on the Closing Date the facility fee (the "Facility Fee") set forth in the fee letter dated the Closing Date between the Borrowers and the BABC, which Facility Fee shall be paid with the proceeds of Loans to be made on the Closing Date.

        3.5 UNUSED LINE FEE. Until the Obligations have been paid in full and this Agreement is terminated, the Borrowers agree, jointly and severally, to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee equal to three-eighths of one percent (0.375%) per annum on the average daily amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and Term Loans and the undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent as proceeds of Collateral shall be deemed to be credited to the Borrowers' Loan Accounts immediately upon receipt for purposes of calculating the unused line fee pursuant to this SECTION 3.5.

        3.6 LETTER OF CREDIT FEE. Each Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit issued for the account of such Borrower, a per annum fee (the "Letter of Credit Fee") equal to the Applicable Margin for Letters of Credit (as determined pursuant to the definition of "Applicable Margin" in this Agreement) of the average undrawn amount of such Letter of Credit, PLUS all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit; The Letter of Credit Fee shall be payable by each Borrower monthly in arrears on the first day of each month following any month in which a Letter of Credit issued for the account of such Borrower was issued and/or in which a Letter of Credit issued for the account of such Borrower remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

        3.7 ADMINISTRATION FEE. The Borrowers agree, jointly and severally, to pay to the Agent, for its own account, on the Closing Date and on each Anniversary Date a non-refundable administration fee in the amount of $200,000.


                                    ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

        4.1 LOANS. Each Borrower shall repay the outstanding principal balance of the Revolving Loans made to it, plus all accrued but unpaid interest thereon, on the Termination Date. Each Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; PROVIDED, HOWEVER, that with respect to any LIBOR Revolving Loans prepaid by any Borrower prior to the expiration date of the Interest Period applicable thereto, such Borrower promises to pay to the Agent for account of the Lenders the amounts described in SECTION 5.4. In addition, and without limiting the generality of the foregoing, upon demand each Borrower promises to pay to the Agent, for the account of the Lenders, the amount, without duplication, by which the sum of (i) the aggregate outstanding Revolving Loans and Term Loans owing by the Borrowers, (ii) the aggregate amount of Pending Revolving Loans to be made to the Borrowers, (iii) the aggregate undrawn amount of all outstanding Letters of Credit and (iv) the amount of all unpaid reimbursement obligations with respect to Letters of Credit exceeds the Combined Availability (with Combined Availability determined as if clauses (b)(i) through (iv) of such definition were zero). If after repaying in full its Revolving Loans as provided in the immediately preceding sentence any portion of such excess still remains, then HDSC shall repay the Term Loans until such excess no longer remains (such repayment of Term Loans to be applied to installments of principal of the Term Loans in the inverse order of maturity and such repayment to be accompanied by all accrued but unpaid interest owing on the amount repaid and any amounts payable therefor under SECTION 5.4) and if after repaying in full the Term Loans any portion of such excess still remains the Borrowers shall deposit cash in the amount thereof in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent. HDSC shall repay the outstanding principal balance of the Term Loans, plus accrued but unpaid interest thereon and any amounts payable under SECTION 5.4, as provided in this Agreement, including, without limitation, SECTIONS 2.4, 3.1 and 5.4. HDSC may prepay the principal of the Term Loans in whole or in part, at any time and from time to time upon (a) at least five (5) Business Days' prior written notice to the Agent and the Lenders, and (b) payment of, with respect to any LIBOR Term Loans to be prepaid prior to the expiration date of the Interest Period applicable thereto, the amounts described in SECTION 5.4. All payments and prepayments of principal of the Term Loans (other than scheduled payments of installments of principal as provided in the third sentence of SECTION 2.4(b) unless otherwise required under SECTION 3.1) shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of payment or prepayment. Any payment (other than any scheduled payment of an installment of principal as provided in the third sentence of SECTION 2.4(b)) or prepayment of less than all of the outstanding principal of the Term Loans shall be applied to the installments of principal of the Term Loans in the inverse order of maturity. Amounts paid or prepaid in respect of the Term Loans pursuant to this
Section 4.1 or otherwise may not be reborrowed as a Term Loan.

        4.2 TERMINATION OF FACILITY. The Borrowers may jointly (but not individually) terminate this Agreement upon at least three (3) Business Days' joint notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans and Term Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit (or delivery to the Agent of cash collateral therefor as required by SECTION 2.3(j)), (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of all other Obligations together with accrued interest thereon, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in SECTION 5.4. If this Agreement is terminated at any time on or prior to the third Anniversary Date, whether pursuant to this Section or pursuant to SECTION 11.2, the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:


                    PERIOD DURING WHICH                    EARLY
                  EARLY TERMINATION OCCURS             TERMINATION FEE
                  ------------------------             ---------------

                  On or prior to the first             0.50% of the Total
                  Anniversary Date                           Facility

                  After the first                      0.25% of the Total
                  Anniversary Date but on                    Facility
                  or prior to the third
                  Anniversary Date

PROVIDED, HOWEVER, that the early termination fee described in this SECTION 4.2 shall not be payable in the event that the Borrowers terminate this Agreement
(x) and repay all amounts required under this SECTION 4.2 using the proceeds of a loan facility not secured by any Inventory; (y) in connection with the acquisition by a Borrower of all the capital stock or all or a substantial part of the assets of another Person that is not an Affiliate which requires the refinancing of the Total Facility and such acquisition is actually consummated; and/or (z) after ten (10) days prior written notice to the Agent as a result of mutual dissatisfaction between the Agent or the Lenders, on the one hand, and the Borrowers, on the other hand, resulting in an inability to agree on executory elements of this Agreement following good faith negotiation.

        4.3 PAYMENTS BY THE BORROWERS. (a) All payments to be made by any Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by any Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in
SECTION 16.8, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. Any payment received by the Agent later than 12:00 noon (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Agent receives notice from a Borrower prior to the date on which any payment is due from such Borrower to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender from such Borrower. If and to the extent a Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.



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


        4.4 PAYMENTS AS REVOLVING LOANS. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to SECTION 16.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this SECTION 4.4, be paid from the proceeds of Revolving Loans made hereunder to the applicable Borrower, whether made following a request by a Borrower pursuant to SECTION 2.2 or a deemed request as provided in this SECTION 4.4. Each Borrower hereby irrevocably authorizes the Agent to charge its Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder by such Borrower, including reimbursing expenses pursuant to SECTION 16.7, and agrees that all such amounts charged shall constitute Revolving Loans (including BABC Loans and Agent Advances) to such Borrower and that all such Revolving Loans so made to such Borrower shall be deemed to have been requested by such Borrower pursuant to SECTION 2.2.

        4.5 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Aggregate principal and interest payments of a Borrower shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by the Agent (including all payments received by the Agent with respect to Collateral as loss payee under insurance policies of the Borrowers), shall be applied, ratably, subject to the provisions of this Agreement, FIRST, to pay any fees, indemnities or expense reimbursements then due to the Agent from the applicable Borrower; SECOND, to pay any fees or expense reimbursements then due to the Lenders from the applicable Borrower; THIRD, to pay interest due in respect of all Revolving Loans owing by any Borrower, including BABC Loans and Agent Advances, and in respect of all Term Loans owing by HDSC; FOURTH, to pay or prepay principal of the BABC Loans and Agent Advances owing by any Borrower; FIFTH, to pay or prepay principal of the Revolving Loans (other than BABC Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit owing by any Borrower; SIXTH, to pay or prepay principal of the Term Loans; SEVENTH, to the payment of any other Obligation due to the Agent or any Lender by any Borrower; EIGHTH, to be paid over to such Person or Persons as may be required by law (including pursuant to Section 9-504 of the UCC) or by court order; and NINTH, to be paid to the Borrowers by transfer to bank accounts designated by either of them in writing. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan or LIBOR Term Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans or Base Rate Term Loans, as the case may be. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in SECTION 2.2(j). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

        4.6 INDEMNITY FOR RETURNED PAYMENTS. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the applicable Borrower shall be liable to pay to the Agent, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this SECTION 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 4.6 shall survive the termination of this Agreement.

        4.7 AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS. Each Borrower agrees that the Agent's and each Lender's books and records showing the Obligations owing by it and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in SECTION 4.5 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within ninety
(90) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.


                                    ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        5.1 TAXES. (a) Any and all payments by any Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall, jointly and severally, pay all Other Taxes.

                (b) Each Borrower agrees, jointly and severally, to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                        (i) the sum payable shall be increased (the amount of such increase, an "additional amount") as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                        (ii) such Borrower shall make such deductions and withholdings;

                        (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) such Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                (d) As soon as practicable after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                (e) If any Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                (f) If a Lender (or Assignee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this SECTION 5.1, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this SECTION 5.1 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable and documented (to the satisfaction of the Agent) out-of-pocket expenses of (and all Taxes and Other Taxes that may be imposed by virtue of the receipt of such tax refund by) such Lender (or Assignee) or the Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that such Borrower, upon the request of such Lender (or Assignee) or the Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender (or Assignee) or the Agent in the event such Lender (or Assignee) or the Agent is required to repay such refund to such Governmental Authority.

                (g) Each Lender which is a "foreign corporation, partnership or trust" within the meaning of the Code claiming exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code shall deliver to the Borrowers all tax forms it delivers to the Agent from time to time under
SECTION 14.10(a), such delivery to the Borrowers to be concurrent with the delivery of such tax forms to the Agent.

        5.2 ILLEGALITY. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

                (b) If a Lender determines in its reasonable judgment that it is unlawful to maintain any LIBOR Rate Loan, each Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender owing by such Borrower then outstanding, together with interest accrued thereon and amounts required under SECTION 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If any Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

        5.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the applicable Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall, jointly and severally, pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

        5.4 FUNDING LOSSES. Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                (a) the failure of such Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan owing by such Borrower;

                (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                (c) the prepayment or other payment (including after acceleration thereof) by such Borrower of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

        5.5 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, each Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If any Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

        5.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the applicable Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder, together with reasonable supporting documentation, to the extent available with respect to the circumstances giving rise to such claim for reimbursement or compensation (and then only to the extent any of the information which would need to be included on such supporting documentation is not confidential to such Lender as reasonably determined by such Lender), and such certificate and documentation shall be conclusive and binding on the Borrowers in the absence of manifest error.

        5.7 SURVIVAL. The agreements and obligations of the Borrowers in this Article 5 shall survive the payment of all other Obligations.


                                    ARTICLE 6

                                   COLLATERAL

        6.1 GRANT OF SECURITY INTEREST. (a) As security for all present and future Obligations, each Loan Party hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, and right of set-off against, all of the following property of such Loan Party, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                        (i)     all Accounts;

                        (ii)    all Inventory;

                        (iii) all contract rights, letters of credit, chattel paper, instruments, notes, documents, and documents of title;

                        (iv)    all General Intangibles;

                        (v) all Equipment (other than store fixtures and store equipment);

                        (vi) all money, investment property, securities, security entitlements, securities accounts and other property of any kind of such Loan Party in the possession or under the control of the Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

                        (vii) all deposit accounts, credits and balances with and other claims against the Agent or any Lender or any of its affiliates or any other financial institution in which such Loan Party maintains deposits;

                        (viii) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                        (ix) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with all other property of any Loan Party in which the Agent or any Lender may at any time be purportedly granted a Lien, is herein collectively referred to as the "Collateral."

                (b) All of the Obligations shall be secured by all of the Collateral.

        6.2 PERFECTION AND PROTECTION OF SECURITY INTEREST. (a) Each Loan Party shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation: (i) executing, delivering and/or filing and recording of the Trademark Agreement and the Pledge Agreement and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iv) delivering to the Agent all letters of credit on which such Loan Party is named beneficiary; and (v) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without any Loan Party's signature, one or more financing statements disclosing the Agent's Liens. Each Loan Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of any Loan Party's agents or processors (other than the consolidators listed in SCHEDULE 6.3), then the applicable Loan Party shall notify the Agent thereof and shall notify such Person of the Agent's security interest in such Collateral and, upon the Agent's request, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. Each Loan Party agrees to use its best efforts to deliver to the Agent an executed bailee letter in form and substance satisfactory to the Agent from each warehouseman, bailee, agent, processor and consolidator which has possession or control of any Inventory of a Loan Party.




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                (c)     From time to time, each Loan Party shall, upon the
Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to such Loan Party, but any Loan Party's failure to do so shall not affect or limit the Agent's security interest or the Agent's other rights in and to the Collateral with respect to such Loan Party. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Combined Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

        6.3 LOCATION OF COLLATERAL. Each Loan Party represents and warrants to the Agent and the Lenders that: (a) SCHEDULE 6.3 sets forth as of the Closing Date a correct and complete list of such Loan Party's chief executive office, the location of its books and records, the locations of the Collateral (and, with respect to Collateral constituting Inventory, the locations of such Collateral granted by such Loan Party set forth separately from the locations of Collateral constituting Inventory granted by each of the other Loan Parties), and the locations of all of its other places of business; and (b) SCHEDULE 6.3 correctly identifies as of the Closing Date any of such facilities and locations that as of the Closing Date are not owned by such Loan Party and sets forth as of the Closing Date the names of the lessors or sublessors of such facilities and locations. Each Loan Party covenants and agrees that it will not (i) maintain any Collateral (other than (x) finished goods not in the possession of the Borrowers as to which a documentary Letter of Credit has been issued for the account of one of the Borrowers and which, if in the possession of one of the Borrowers, would constitute Inventory of such Borrower or (y) Collateral in transit between the locations listed on SCHEDULE 6.3) at any location other than those locations listed for such Loan Party on SCHEDULE 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in SCHEDULE 6.3, unless, with respect to each of clauses (i) through (iii) above, it uses its best efforts to give the Agent at least thirty (30) days' prior written notice thereof (and in any event it shall give the Agent at least fifteen (15) days' prior written notice thereof) (any such written notice timely received by the Agent to be deemed an amendment to SCHEDULE 6.3 unless such notice shall be with respect to any Inventory to be stored or held at a consolidator not described on
SCHEDULE 6.3 as in effect on the Closing Date, in which case such notice shall be deemed to constitute an amendment to SCHEDULE 6.3 only if the Agent shall have received a bailee letter, in form and substance satisfactory to the Agent, duly executed by such consolidator) and executes any and all financing statements and other documents that the Agent requests in connection therewith. Without limiting the foregoing, each Loan Party represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory (other than Inventory in transit) will be, located either (a) on premises owned by such Loan Party, (b) on premises leased by such Loan Party or
(c) in a public warehouse (as to which such Loan Party shall give the Agent prompt written notice), provided that, with respect to this clause (c), either the Agent has received an executed bailee letter from the applicable public warehouseman in form and substance satisfactory to the Agent or, if the Agent shall not receive such an executed bailee letter with respect to a public warehouse, then the Loan Parties, the Agent and the Lenders agree that the Inventory of any Borrower located therein shall not be Eligible Inventory.



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Notwithstanding the foregoing, to the extent that any Loan Party maintains
Inventory at any location other than those locations listed on SCHEDULE 6.3, such non-compliance with this SECTION 6.3 shall not constitute a Default so long as (x) such Inventory is temporarily being held by a consolidator and awaiting shipment to a location listed on SCHEDULE 6.3 (other than that of another consolidator), (y) such Inventory is not reported as Eligible Inventory on any reports provided to the Agent or any Lender and (z) promptly upon a Responsible Officer of a Loan Party receiving actual knowledge thereof, the relevant particulars are included in the collateral reporting materials to be delivered to the Agent in accordance with SECTION 6.7.

        6.4 TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral in which it purportedly granted a Lien in favor of the Agent is and will continue to be owned by such Loan Party (or, with respect to Equipment, owned by such Loan Party or subject to a valid leasehold interest in favor of such Loan Party), free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in such Collateral will not be subject to any prior Lien except for Permitted Liens; (c) such Loan Party will use, store, and maintain such Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) such Loan Party will not sell or dispose of or permit the sale or disposition of any of such Collateral except for sales of Inventory in the ordinary course of business or as otherwise permitted hereunder; and upon the disposition of Collateral permitted pursuant to this clause (d) (other than sales of Inventory from CRH to HDSC) and receipt by the Agent of the Net Cash Proceeds thereof to the extent required by this Agreement, the security interest in such Collateral shall be released. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

        6.5 APPRAISALS. Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Agent requests if the Agent has reasonable cause or need to do so, the Borrowers shall, upon the Agent's request and at the Borrowers' expense (but at the Borrowers' expense only if the Agent's request is made during the continuance of a Default or Event of Default and at the Agent's expense at all other times), provide the Agent with appraisals or updates thereof of any or all of the Inventory of the Borrowers from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

        6.6 ACCESS AND EXAMINATION; CONFIDENTIALITY. (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of any Loan Party's records, files, and books of account and the Collateral, and discuss any Loan Party's affairs with such Loan Party's officers and management; PROVIDED that the Agent may not conduct more than three audits in any Fiscal Year (except that there shall be no limit to the number of audits commenced during the continuance of a Default or Event of Default and any audits commenced during



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


the continuance of a Default or Event of Default shall not count towards such limit of three audits in any Fiscal Year). Each Loan Party will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Loan Party. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of the books and records of any Loan Party, or require each Loan Party to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of each Loan Party's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

                (b) Each Loan Party agrees that, subject to such Loan Party's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use each Loan Party's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of such Loan Party, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, (ii) was or becomes available on a nonconfidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement with a Loan Party known to the Agent or such Lender, or (iii) was pre-cleared by any Loan Party as not confidential or as being permitted to be disclosed to others; PROVIDED, HOWEVER, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participating Lender or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder;
(8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Loan Party is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.




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        6.7     COLLATERAL REPORTING. Each Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the
Agent: (a) by Friday of each week, a Borrowing Base Certificate for the seven-day period ended the Saturday of the prior week; (b) on a monthly basis, a distribution service center stock ledger with detail by department, a whole chain stock ledger with detail by department and a stock ledger of all departments combined, detailed by store; (c) on a monthly basis, a trial balance of each Borrower and of the Parent and its Subsidiaries on a consolidated basis;
(d) on a monthly basis, a consolidated inventory schedule reconciling the stock ledger to the monthly financial statements required by SECTION 7.2(b); (e) on a monthly basis, the total from the last page of the accounts payable trial balance; (f) on a monthly basis, a listing of the top 10 vendors (by dollar amount) of each Borrower as of the end of such month; (g) weekly roll-forward inventory reports (at other than month end) with such supporting documentation as reasonably requested by the Agent; (h) such other reports as to the Collateral of such Borrower or any other Loan Party as the Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of such Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing (subject to the minor and routine errors inherent in the accounting systems and processes of the Borrowers).

        6.8     [INTENTIONALLY OMITTED].

        6.9 COLLECTION OF ACCOUNTS, INVENTORY AND OTHER AMOUNTS. (a) Each Borrower will, at its own cost and expense, cause all payments received by such Borrower on account of Accounts, Inventory and other Collateral and all other payments received by any Borrower from whatever source (other than cash needed to operate such Borrower's stores in the ordinary course of business consistent with past practice), whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise (referred to herein as "Payments"), (i) to be deposited not less often than once each Business Day in one or more bank accounts maintained by such Borrower and which meet criteria acceptable to the Agent and (ii) to be transferred on each Business Day from the accounts referred to in clause (i) to one or more concentration accounts designated by a Borrower with a bank which meets criteria acceptable to the Agent. Each bank requested by the Agent at which an account referred to in clause (i) of the first sentence of this SECTION 6.9(a) is maintained and each bank at which a concentration account referred to in clause (ii) of such sentence shall execute and deliver to the Agent such agreements, in form and substance satisfactory to the Agent, as the Agent shall request with respect to such accounts, including, without limitation, with respect to prohibitions on such Borrower, upon notice from the Agent to the bank, withdrawing funds from such accounts or otherwise directing or modifying actions with respect to such accounts. Each agreement with a bank at which a concentration account is established shall provide, among other things, that, upon notice from the Agent to such bank, all funds deposited into such account shall be transferred directly to the Agent on a daily basis (it being agreed that the Agent may give such notice if a Default or Event of Default is continuing or if Combined Availability is less than $30,000,000). The Agent or the Agent's designee may, at any time after the occurrence of a Default or an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection




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costs and expenses to the applicable Borrower's Loan Account as a Revolving
Loan. Upon the written request of the Agent, the Loan Parties agree to provide to the Agent a complete and accurate list of all bank accounts maintained by any Loan Party with any bank or other financial institution.

                (b) All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the applicable Borrower's Loan Account (conditional upon final collection) after allowing one (1) Business Day for collection (except that collected funds received by the Agent on or prior to 12:00 noon (New York City time) on any Business Day will be credited to the applicable Borrower's Loan Account on such Business Day); PROVIDED, HOWEVER, that such payments shall be deemed to be credited to the applicable Borrower's Loan Account immediately upon receipt for purposes of (i) determining Combined Availability, (ii) calculating the unused line fee pursuant to SECTION 3.5, and (iii) calculating the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Borrowers).

                (c) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrowers' Loan Account one (1) Business Day after the Agent's receipt of such funds.

        6.10 INVENTORY. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's business, and is and will be fit for such purposes. Each Borrower represents, warrants and covenants that it keeps and will keep, at its own expense, its Inventory in good and marketable condition consistent with current practices, including those practices regarding damaged and returnable Inventory. Each Borrower represents and warrants that all its Eligible Inventory is in good and marketable condition. No Borrower will acquire or accept any Inventory on consignment or approval (none of which Inventory shall in any event be Eligible Inventory), except on a basis consistent with its historical business practices. Each Borrower agrees that all Inventory manufactured by any Loan Party in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrowers will conduct a physical count of the Inventory of the Borrowers at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent reasonably requests.

        6.11    [INTENTIONALLY OMITTED].

        6.12    [INTENTIONALLY OMITTED].



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        6.13    DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. Each Loan Party
represents and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Loan Party, free and clear of all Liens other than Permitted Liens.

        6.14 RIGHT TO CURE. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount, subject to SECTION 2.2(i), or do any act required of any Loan Party hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which any Loan Party fails to pay or do after reasonable notice to such Loan Party by the Agent (except that no notice shall be required if a Default or Event of Default is continuing at the time), including, without limitation, payment of any judgment against any Loan Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this
SECTION 6.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrowers' Loan Accounts as a Revolving Loan. Any payment made or other action taken by the Agent under this SECTION 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

        6.15 POWER OF ATTORNEY. Each Loan Party hereby appoints the Agent and the Agent's designee as such Loan Party's attorney, with power: (a) to endorse such Loan Party's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign such Loan Party's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records; (c) to send requests for verification of Accounts to customers or Account Debtors; (d) to clear Inventory, the purchase of which was financed with Letters of Credit, through customs in such Loan Party's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Loan Party's name for such purpose; and (e) to do all things necessary to carry out this Agreement. Each Loan Party ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

        6.16 THE AGENT'S AND LENDERS' RIGHTS, DUTIES AND LIABILITIES. The Loan Parties assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Loan Party from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority



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Lenders shall, without notice to or consent from any Loan Party, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Loan Party for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Loan Party.


                                    ARTICLE 7

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

        7.1 BOOKS AND RECORDS. Each Loan Party shall maintain, at all times, books, records and accounts in which complete, correct and timely entries are made of its trans actions in accordance with GAAP. Each Loan Party shall maintain at all times and in reasonable detail books and records pertaining to the Collateral owned by it in such form and scope as is customary for companies of established reputation engaged in the same or similar business and similarly situated and of a similar size, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

        7.2 FINANCIAL INFORMATION. Each Loan Party shall promptly furnish to each Lender all such financial information as the Agent or any Lender shall reasonably request. Without limiting the foregoing, the Parent and the Borrowers will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

                (a) As soon as reasonably practical, but in any event not later than ninety-five (95) days after the close of each Fiscal Year, audited consolidated balance sheets, and consolidated statements of operations, cash flows and common shareholders' equity for the Parent and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended in accordance with GAAP. Such consolidated statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. At the written request of the Agent for each Fiscal Year, the Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter (in form acceptable to the Agent) to such accountants, with a copy to the Agent and the Lenders, notifying such accountants substantially to the effect



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that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders.

                (b) As soon as reasonably practicable, but in any event not later than thirty (30) days (ninety (90) days for the last fiscal month of each Fiscal Year) after the end of each fiscal month, consolidated unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of operations and cash flow for the Parent and its consolidated Subsidiaries for such fiscal month and for the period from the beginning of the Fiscal Year to the end of such fiscal month, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods. The Parent shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP as applicable to interim periods and present fairly, subject to the addition of year-end schedules and notes and normal year-end adjustments, the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and the results of operations of the Parent and its consolidated Subsidiaries for the periods then ended.

                (c) As soon as reasonably practicable, but in any event not later than fifty (50) days after the close of each of the first three fiscal quarters of each Fiscal Year, consolidated unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter, and consolidated unaudited statements of operations and cash flows for the Parent and its Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, fairly presenting the financial position and results of operation of the Parent and its Subsidiaries as at the date thereof and for such periods. The Parent shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP as applicable to interim periods and present fairly, subject to the addition of year-end schedules and notes and normal year-end adjustments, the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and the results of operations of the Parent and its consolidated Subsidiaries for the periods then ended.

                (d) As soon as reasonably practical, but in any event not later than ninety-five (95) days after the close of each Fiscal Year, a certificate of the independent certified public accountants that examined the audited Financial Statements for such Fiscal Year delivered pursuant to SECTION 7.2(a) (which certificate may be limited to accounting matters only and may disclaim responsibility for legal interpretation), to the effect that they have re viewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                (e) With each of the annual audited Financial Statements delivered pursuant to SECTION 7.2(a), and within fifty (50) days after the end of each of the first three fiscal quarters of each Fiscal Year, a certificate of a Responsible Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish that the Loan Parties



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were in compliance with the covenants set forth in SECTIONS 9.23 and 9.24 during the period covered in such Financial Statements and as at the end thereof and setting forth the calculation of the Coverage Ratio for the twelve fiscal month period of the Parent ended with such fiscal quarter or Fiscal Year, as appropriate, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in ARTICLES 6 and 8 of this Agreement and in the other Loan Documents are correct in all material respects as at the date of such certificate as if made at such time (except to the extent such representations and warranties expressly relate to a specified prior date), (B) each Loan Party is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents and (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Parent has taken or proposes to take with respect thereto.

                (f) No later than 30 days after the beginning of each Fiscal Year, annual projections (to include projected consolidated balance sheets and consolidated statements of operations and cash flow) for the Parent and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Loan Party.

                (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine or non-material correspondence sent by shareholders of the Parent to the Parent) or any such Subsidiary or of any Debt For Borrowed Money of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                (i) As soon as available, but in any event not later than 15 days after any Loan Party's receipt thereof, a copy of all final management reports of the independent certified public accountants of any Loan Party regarding material weaknesses of internal controls, if any.

                (j) Upon written request of the Agent, promptly after filing with the IRS, a copy of each federal tax return filed by the Parent or by any of its Subsidiaries.

                (k) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary thereof





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


        7.3 NOTICES TO THE LENDERS. The Loan Parties shall notify the Agent, in writing of the following matters at the following times:

                (a) Promptly, but in any event not later than three (3) Business Days, after becoming aware of any Default or Event of Default.

                (b) Promptly, but in any event not later than three (3) Business Days, after becoming aware of the assertion by the holder of any Debt in excess of $250,000 that a default exists with respect thereto or that any Loan Party is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                (c) Promptly, but in any event not later than three (3) Business Days, after becoming aware of any Material Adverse Effect.

                (d) Promptly, but in any event not later than three (3) Business Days, after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, that could reasonably be expected to have a Material Adverse Effect.

                (e) Promptly, but in any event not later than three (3) Business Days, after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

                (f) Promptly, but in any event not later than three (3) Business Days, after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Loan Party which could reasonably be expected to have a Material Adverse Effect.

                (g) Promptly, but in any event not later than three (3) Business Days, after receipt of any notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted that the Parent or any Subsidiary thereof is not in compliance with any Environmental Law or is investigating the Parent's or such Subsidiary's compliance therewith, the effect of such noncompliance with which could reasonably be expected to have a Material Adverse Effect.

                (h) Promptly, but in any event not later than three (3) Business Days, after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any Subsidiary thereof is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability which could have a Material Adverse Effect.




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


                (i) Promptly, but in any event not later than three (3) Business Days, after receipt by a Responsible Officer of any Loan Party of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries.

                (j) Any change in any Loan Party's name, state of incorporation, or form of organization or store names under which any Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

                (k) Within thirty (30) days after any Loan Party or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

                (l) Upon written request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, promptly after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Loan Party or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of any Loan Party or any ERISA Affiliate.

                (m) Upon written request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and promptly after receipt thereof by any Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.

                (n) Promptly after the occurrence thereof: (i) any changes in the benefits of any existing Plan which constitutes a tax-qualified or non-qualified employee benefit plan or a retiree medical plan or program which increase any Loan Party's annual costs with respect thereto by an amount in excess of $5,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Loan Party or any ERISA Affiliate to make a required installment or any other required payment under
Section 412 of the Code on or before the due date for such installment or payment.

                (o) Promptly after any Loan Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur:
(i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer



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
\

Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

                Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Loan Party or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.


                                    ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

        Each of the Loan Parties warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

        8.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS. Each of the Loan Parties has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral owned by it. Each of the Loan Parties has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any of the Loan Parties' execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by each of the Loan Parties party thereto, and constitute the legal, valid and binding obligations of each of the Loan Parties party thereto, enforceable against each such Loan Party in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles) without defense (other than of a payment in full), setoff or counterclaim. Each of the Loan Parties' execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or, except for Liens created under the Loan Documents, result in the creation or imposition of any Lien upon the property of the Parent or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which any Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to the Parent or any of its Subsidiaries, or (c) the charter or by-laws of the Parent or any of its Subsidiaries.

        8.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and, upon the filing of




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Uniform Commercial Code financing statements in the appropriate governmental filing offices, such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (other than Permitted Liens), securing all the Obligations, and enforceable against the Loan Parties and all third parties.

        8.3 ORGANIZATION AND QUALIFICATION. Each Loan Party (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in those jurisdictions in which the failure to so qualify would have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property. SCHEDULE
8.3 sets forth as of the Closing Date all jurisdictions in which each Loan Party is qualified to do business as a foreign corporation and is in good standing.

        8.4 CORPORATE NAME; PRIOR TRANSACTIONS. Since emerging from bankruptcy on October 4, 1993, no Loan Party has been known by or used any other corporate or fictitious name (other than HDS Transport, Inc. which was formerly known as Frando, Inc.), or been a party to any merger or consolidation (except as permitted by SECTION 9.9(vi)), or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

        8.5 SUBSIDIARIES. The Parent has no Subsidiaries other than the other Loan Parties. SCHEDULE 8.3, in addition to the information required by
SECTION 8.3, is a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries and the state of incorporation of each such Subsidiary and its capitalization and stock ownership.

        8.6 FINANCIAL STATEMENTS AND PROJECTIONS. (a) The Parent has delivered to the Agent the audited consolidated balance sheet and related consolidated statements of operations, cash flows and changes in common shareholders' equity for the Parent and its consolidated Subsidiaries as of February 3, 1996, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants. The Parent has also delivered to the Agent the unaudited consolidated balance sheet and related statements of operations and cash flows for the Parent and its consolidated Subsidiaries as of August 3, 1996. All such financial statements have been prepared in accordance with GAAP (in the case of the unaudited financial statements, as applicable to interim periods) and present fairly the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended subject, in the case of the unaudited statements, to the addition of year-end schedules and notes and normal year-end adjustments.

                (b) The Latest Projections when submitted to the Lenders as required herein represent the Parent's estimates of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Parent believes are fair and reasonable at the time when made in light of current and reasonably foreseeable business conditions.



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


        8.7 CAPITALIZATION. As of the Closing Date, the authorized capital stock of the Parent consists of 50,000,000 shares of Common Stock, $0.01 par value (the "Common Stock"), and 15,000,000 shares of Preferred Stock, $0.10 par value (the "Preferred Stock"), of which 5,000,000 shares are designated Series A Convertible Preferred Stock, $0.10 par value (the "Convertible Preferred Stock") and 55,000 shares are designated Series B Participating Cumulative Preferred Stock, $0.10 par value (the "Series B Preferred Stock"). As of close of business on September 23, 1996, 10,201,981 shares of Common Stock, 1,012,154 shares of Convertible Preferred Stock and no shares of Series B Preferred Stock were issued and outstanding. All such shares of the Parent are duly and validly issued, fully paid and nonassessable. The authorized capital stock of HDSC and CRH consists of 1000 and 500 shares, respectively, of common stock, of which 100 and 250 shares, respectively, are validly issued and outstanding, fully paid and non-assessable. The issued and outstanding shares of capital stock of HDSC and CRH are owned by the Parent and HDSC, respectively.

        8.8 SOLVENCY. Both prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and at all times during the term of this Agreement, the Borrowers on a consolidated basis are solvent on a going concern balance sheet basis, are then able and expect to be able to pay their debts (including, without limitation, contingent debts and other commitments) as they mature and have capital sufficient to carry on their businesses as conducted and as proposed to be conducted. For purposes of determining whether a Borrower satisfies the foregoing, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        8.9 DEBT. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Parent and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on SCHEDULE 9.13, (c) Debt evidenced by the Intercompany Note and (d) the other Debt permitted by SECTION 9.13.

        8.10 DISTRIBUTIONS. Since February 3, 1996, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any of its Subsidiaries that would not be permitted hereunder, except with respect to (i) the refinancing in April, 1996 of certain 10.25% senior notes of the Parent with proceeds of senior notes issued under the Senior Indenture and (ii) the exchange in August, 1996 of the initial senior notes issued under the Senior Indenture with the Senior Notes as contemplated by the Senior Indenture.

        8.11 TITLE TO PROPERTY. Each of the Loan Parties has good and marketable title in fee simple to its real property owned as of the Closing Date, and each Loan Party has good title (or, with respect to Fixed Assets, good title or valid leasehold interests) to all of its Inventory and other material property (including, without limitation, the assets reflected on the August 3, 1996 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof) except, with respect



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to property other than Inventory, for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. All Inventory and other material property of each Loan Party is free of all Liens except Permitted Liens.

        8.12 REAL ESTATE; LEASES. SCHEDULE 8.12 sets forth a correct and complete list of all Real Estate owned in fee by the Parent or any of its Subsidiaries as of the Closing Date and a list of all Real Estate leased or subleased by the Parent or any of its Subsidiaries as of the Closing Date. Except as noted on SCHEDULE 8.12 and except as promptly disclosed to the Agent in writing from time to time after the Closing Date (but in any event within three (3) Business Days after any of the following shall no longer be correct),
(i) each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, (ii) no material default by any Loan Party exists under any such lease or sublease (with respect to which the landlord thereof has threatened to terminate such lease or sublease or has taken action to terminate such lease or sublease) and, (iii) to the knowledge of the Loan Parties, no material default by any other party to any such lease or sublease exists; PROVIDED, that, with respect to any event relating to clauses
(i) or (ii) above which is required to be so disclosed to the Agent, if the Agent shall, within thirty (30) days after its receipt of any such disclosure, deliver to a Borrower a written notice that the Agent has determined that the event described in such disclosure is material then the relevant Loan Party shall cause such event to be cured within the earlier of (1) thirty (30) days after receipt by a Borrower of such notice from the Agent and (2) the date such lease or sublease is no longer valid and enforceable in accordance with its terms or in full force and effort (in the case of clause (i) above) or the date such lease or sublease is terminated (in the case of clause (ii) above), or such failure to cure same within such period of time shall constitute a Default.

        8.13 PROPRIETARY RIGHTS. SCHEDULE 8.13, as updated in writing from time to time (and in any event not less often than once each calendar quarter) by the Parent to the Agent for any needed changes to such schedule, sets forth a correct and complete list of all of the registered Proprietary Rights of the Parent and its Subsidiaries which are material to their business or operations (including, without limitation, the servicemark "Hills"). None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 8.13. To the Loan Parties' knowledge, none of such Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with such Proprietary Rights. The Proprietary Rights described on SCHEDULE 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of the Loan Parties' business.

        8.14 TRADE NAMES. All registered trade names or styles under which the Parent or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on
SCHEDULE 8.14 as updated in writing from time to time by the Parent to the Agent (it being agreed by the Parent that it shall use its best efforts to provide to the Agent such an update at least thirty (30) days prior to any new registered trade name or style so being utilized by the Parent or any of its Subsidiaries (and in any event such update shall be delivered to the Agent not less than



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


fifteen (15) days prior to any such utilization), and the relevant Loan Party shall execute any and all financing statements and other documents that the Agent requests in connection therewith).

        8.15 LITIGATION. Except as described in the Parent's Annual Report on Form 10K filed with the Securities and Exchange Commission for the Fiscal Year ended February 3, 1996 or in any of the Parent's Quarterly Reports on Form 10Q or Annual Reports on Form 10K filed thereafter with the Securities and Exchange Commission from time to time and delivered to the Agent and the Lenders, there is no pending or (to the best of the Loan Parties' knowledge) threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

        8.16 RESTRICTIVE AGREEMENTS. Neither the Parent nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as the Loan Parties can reasonably foresee, could reasonably be expected to materially and adversely affect, the property, business, operations, profits, prospects or condition (financial or otherwise) of the Loan Parties or such Subsidiary, or would in any respect cause a Material Adverse Effect.

        8.17 LABOR DISPUTES. As of the Closing Date, (a) there is no collective bargaining agreement or other labor contract covering employees of the Parent or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the knowledge of a Responsible Officer of the Parent or any of its Subsidiaries, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Parent or any of its Subsidiaries or for any similar purpose, and (d) to the knowledge of a Responsible Officer of the Parent or any of its Subsidiaries, there is no pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent or its Subsidiaries or their employees.

        8.18 ENVIRONMENTAL LAWS. To the knowledge of each Responsible Officer of the Parent or any of its Subsidiaries, except as otherwise disclosed on
SCHEDULE 8.18 (as the same may be updated from time to time by written notice to the Agent):

                (a) the Parent and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Real Estate and business, and neither the Parent nor any Subsidiary nor any of its present Real Estate or operations, nor its past property or operations, is currently subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                (b) The Parent and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good


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standing and the Parent and its Subsidiaries are in material compliance with all terms and conditions of such permits.

                (c) Neither the Parent nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in material compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable in a material amount to any other Person as a result of a Release or threatened Release of a Contaminant.

                (d) None of the present or past operations of the Parent and its Subsidiaries is currently the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                (e) Neither the Parent nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the Parent or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                (f) No Environmental Lien has attached to any Real Estate of the Parent or any of its Subsidiaries.

        8.19 NO VIOLATION OF LAW. Neither the Parent nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

        8.20 NO DEFAULT. Neither the Parent nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

        8.21    ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE
8.21 (as the same may be updated from time to time by written notice to the Agent):

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS within the time frame required under applicable law and to the best knowledge of each Loan Party, nothing has occurred which would cause the loss of such qualification. Each Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.



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


                (b) There are no pending or, to the best knowledge of each Responsible Officer of each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Events have occurred or are reasonably expected to occur which are reasonably likely to result in liability to any Loan Party or ERISA Affiliate in an amount exceeding $1,000,000 individually or in the aggregate for all such events; (ii) no Pension Plan has any Unfunded Pension Liability in excess of $1,000,000 individually or in the aggregate for all such plans; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plans (other than premiums due and not delinquent under Section 4007 of ERISA) in excess of $1,000,000 individually or in the aggregate for all such plans; (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability in excess of $1,000,000 individually or in the aggregate (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to its Multi-employer Plans; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in any transactions that could be subject to Section 4069 or 4212(c) of ERISA which are reasonably likely to result in liability to a Loan Party or ERISA Affiliate in an amount exceeding $1,000,000 individually or in the aggregate for all such transactions.

        8.22 TAXES. The Parent and its Subsidiaries have filed all Federal and other tax returns and reports required to be filed, and have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable (except for (i) the non-payment of any such taxes, assessments, fees and other governmental charges permitted by SECTION 9.1 and (ii) the payment of the Deferred Tax Obligations in accordance with the installment payment terms set forth in the Bankruptcy Plan).

        8.23 REGULATED ENTITIES. None of the Parent, any Person controlling the Parent, or any Subsidiary of the Parent, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Except for HDS Transport, Inc. which is licensed by the Interstate Commerce Commission and subject to regulation under the Interstate Commerce Act, neither the Parent nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness.

        8.24 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely to refinance the Existing Bank Debt and for working capital purposes and other general corporate purposes of the Parent and its Subsidiaries not prohibited hereby. Neither the Parent nor any Subsidiary thereof is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.



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        8.25    COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Each Loan
Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without material conflict with the rights of any other Person. To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any Subsidiary infringes upon any rights held by any other Person, the result of which infringement could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Loan Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        8.26 NO MATERIAL ADVERSE CHANGE. No Material Adverse Effect has occurred since the date of the Financial Statements referred to in SECTION 8.6(a). It is agreed that the events described in the Waivers and Consents to the Original Loan and Security Agreement dated as of January 29, 1997 and as of January 31, 1997 are not applicable to this representation.

        8.27 FULL DISCLOSURE. None of the representations or warranties made by the Parent or any Subsidiary thereof in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent or any Subsidiary thereof in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

        8.28 PARENT ACTIVITY. The Parent owns no assets (other than the capital stock of HDSC, the Intercompany Note and such cash (not in excess of $1,000,000 book balance for any 5 consecutive Business Days, other than cash held by the trustee for the Senior Notes for the payment of scheduled interest due on the Senior Notes) and other de-minimis property as are needed in the conduct of its business as a publicly traded holding company), has no Debt outstanding to any Person except as otherwise permitted by this Agreement and engages in no business activity of any kind, other than the holding of the capital stock of HDSC and other activities associated with being a publicly-traded holding company.

        8.29 SENIOR DEBT. All Revolving Loans and Term Loans, interest owing thereon (both before and after the commencement of a proceeding in bankruptcy or insolvency with respect to any Loan Party, whether or not such interest is an allowed claim in any such proceeding), reimbursement obligations with respect to Letters of Credit and Credit Support and guarantee obligations of Subsidiaries of the Parent with respect to the Obligations (collectively, the foregoing, the "Senior Debt Obligations") constitute, and at all times will



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continue to constitute, "Senior Debt" (as defined in the Senior Indenture) under the Senior Indenture, the Senior Notes and the guarantees issued from time to time pursuant to the Senior Indenture.

        8.30 BANKRUPTCY. Except for the payment of (a) the Deferred Tax Obligations, (b) cash distributions remaining to be made to Class 6 and Class 7 claims holders (such distributions estimated to aggregate less than $2,000,000), and (c) resolution of certain personal injury litigation (for which the Parent and its Subsidiaries have insurance for each such item of litigation in excess of $250,000 per claim), the Parent and its Subsidiaries have performed all of their respective material obligations under or pursuant to the Bankruptcy Plan.

        8.31 DIVIDEND AND INTERCOMPANY NOTE. Each of HDSC and the Parent, as the case may be, has the corporate power and authority to declare and pay the dividend to be made by it on the Amendment and Restatement Effective Date described in the definition of "Intercompany Note", to make the loan evidenced by the Intercompany Note and to execute, deliver and perform the Intercompany Note and to incur the obligations owing under the Intercompany Note. Each of HDSC and the Parent, as the case may be, has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize such dividend and loan and the execution, delivery and performance of the Intercompany Note and the incurrence of the obligations thereunder. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any of the foregoing, except for those already duly obtained. The Intercompany Note has been duly executed and delivered by HDSC, and constitutes the legal, valid and binding obligation of HDSC enforceable against HDSC in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles) without defense (other than of a payment in full), setoff or counterclaim. The foregoing dividend, loan and execution, delivery and performance of the Intercompany Note and the incurrence of the obligations thereunder do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Parent or any of its Subsidiaries by reason of, the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which any Loan Party is a party or which is binding upon it (including, without limitation, the Senior Indenture), (b) any Requirement of Law applicable to the Parent or any of its Subsidiaries (including, without limitation, the General Corporation Law of the State of Delaware) or (c) the charter or by-laws of the Parent or any of its Subsidiaries. Both prior to and immediately after giving effect to the payment of the above-described dividend on the Amendment and Restatement Effective Date, the borrowing on the Amendment and Restatement Effective Date evidenced by the Intercompany Note, the making of the Term Loan and other Loans to be made on the Amendment and Restatement Effective Date and the issuance of any Letters of Credit to be issued on the Amendment and Restatement Effective Date, as of the Amendment and Restatement Effective Date HDSC is solvent on a going concern balance sheet basis, is then able and expects to be able to pay its debts (including, without limitation, contingent debts



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and other commitments) as they mature and has capital sufficient to carry on its business as conducted and as proposed to be conducted. For purposes of determining whether HDSC satisfies the foregoing, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. The representations and warranties in this SECTION 8.31 are being made after giving effect to the provisions contemplated by this Agreement to become effective on the Amendment and Restatement Effective Date.


                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                Each of the Loan Parties covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

        9.1 TAXES AND OTHER OBLIGATIONS. The Parent shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves in accordance with GAAP for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and
(c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and trade payables and rent payable under leases of real property and perform and discharge in a timely manner all other material obligations undertaken by it; PROVIDED, HOWEVER, neither the Parent nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, that
(i) it is contesting in good faith by appropriate proceedings dili gently pursued, (ii) the Parent or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

        9.2 CORPORATE EXISTENCE AND GOOD STANDING. The Parent shall, and shall cause each of its Subsidiaries to, maintain its corporate existence (except as otherwise permitted under SECTION 9.9(vi)) and its qualification and good standing in all jurisdictions (x) in which the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect and (y) additionally with respect to HDSC, where HDSC has any stores or distribution centers.

        9.3 COMPLIANCE WITH LAW; MAINTENANCE OF LICENSES. The Parent shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, the failure to comply with which would have a Material Adverse Effect. The Parent shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental



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authorizations determined by the Parent or its Subsidiary, in their respective good faith reasonable business judgment, to be material to the ownership of its property and to the conduct of its business as conducted on the Closing Date. The Parent shall not, and shall not permit any of its Subsidiaries to, modify, amend or alter its charter or by-laws or any certificate of designation or other documents establishing and setting forth the rights and terms of any of its preferred stock other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

        9.4 MAINTENANCE OF PROPERTY. The Parent shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

        9.5 INSURANCE. (a) The Parent shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, its insurable properties insured at all times; and shall maintain, and shall cause each of its Subsidiaries to maintain, such other insurance or self-insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and such other insurance or self-insurance as may be required by law. Without limiting the foregoing, the Parent shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of the area in which any Real Estate and any of the Equipment and Inventory located on such Real Estate is located as "flood prone" or a "flood risk area" (hereinafter "SFHA"), as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. Upon the Majority Lenders' request, the Loan Parties shall maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

                (b) The Loan Parties shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Agent. Each Loan Party acknowledges and agrees that the Agent has a Lien on all proceeds of Collateral (including all proceeds thereof representing payments on insurance with respect to a casualty of any Collateral). The Agent, each Lender and each Loan Party agree that (i) proceeds of insurance in an amount equal to or less than $2,500,000 with respect to any individual casualty relating to Collateral may be paid by the insurer directly to the relevant Loan Party and (ii) any proceeds of insurance in excess of $2,500,000 with respect to any individual casualty shall be paid by the insurer directly to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Parent or any of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All



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premiums for such insurance shall be paid by the Loan Parties when due, and certificates of insurance and photocopies of the policies shall be delivered to the Agent. If the Loan Parties fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                (c) The Loan Parties shall promptly notify the Agent and the Lenders of any substantial or total damage or destruction of any of its stores or any of its distribution centers or of any loss, damage, or destruction to any portion of the Collateral having a value in excess of $5,000,000, whether or not covered by insurance. The Agent is hereby authorized, during the continuance of a Default or an Event of Default, to collect all insurance proceeds directly, and to apply or remit them as follows:

                        (i) With respect to insurance proceeds relating to property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall promptly remit to the applicable Loan Party such proceeds.

                        (ii) With respect to insurance proceeds relating to Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 4.5.

        9.6 CONDEMNATION. The Loan Parties shall, promptly (but in any event =within three (3) Business Days) upon a Responsible Officer of any Loan Party learning of the institution of any proceeding for the condemnation or other taking of any of such Loan Party's leased Real Estate (but only if such proceeding or taking would give the lessor the right to terminate the lease) or owned Real Estate (but only if such proceeding or taking would have a material adverse effect on the value of such Real Estate), notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and the Loan Parties from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

        9.7 ENVIRONMENTAL LAWS. (a) The Parent shall, and shall cause each of its Subsidiaries to (and shall use its best efforts to cause all tenants and subtenants of the Parent or its Subsidiaries to), conduct its business in compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant, except to the extent that the failure so to comply could not reasonably be expected to have a Material Adverse Effect. The Parent shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

                (b) Without limiting the generality of the foregoing, the Parent shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance



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or liability issue. The Agent or any Lender may request copies of non-attorney-client privileged technical reports prepared by any Loan Party and its communications with any Governmental Authority to determine whether the Parent or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Parent shall, at the Agent's or the Majority Lenders' request and at the Parent's expense, (a) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the material non-compliance or alleged material non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (b) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

        9.8 COMPLIANCE WITH ERISA. Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        9.9 MERGERS, CONSOLIDATIONS OR SALES. Neither the Parent nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory and other assets in the ordinary course of its business, (ii) for sales or other dispositions of Equipment that are obsolete or no longer useable by a Loan Party, including the sale of Equipment in connection with the closing of stores otherwise permitted hereunder, (iii) other sales of assets (other than Inventory or in connection with sale-leaseback transactions permitted hereunder) outside the ordinary course of business having an aggregate sales price during the term of this Agreement not in excess of $6,000,000, (iv) sales of assets permitted to be made under SECTION 9.20 (provided that the Borrowers shall apply an amount equal to 100% of the Net Cash Proceeds of any transfer or other disposition pursuant to clause (iii) or this clause (iv) to prepay, upon receipt of such Net Cash Proceeds, the Obligations in the manner set forth in SECTION 4.5), (v) leases, subleases and license agreements in the ordinary course of business and the sale by HDSC of the Real Estate it owns on the Closing Date; and (vi) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (a) any wholly owned Subsidiary of HDSC may merge into HDSC in a transaction in which HDSC is the surviving corporation so long as the net worth of the survivor of such merger immediately after such merger is greater than the net worth of HDSC immediately prior to such merger, (b) any wholly owned Subsidiary of HDSC may merge into or consolidate with any other wholly owned Subsidiary of HDSC in a transaction in which the surviving entity



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is a wholly owned Subsidiary of HDSC, no person other than HDSC or a wholly owned Subsidiary of HDSC received any consideration and if such merger or consolidation involves CRH, CRH is the survivor and as such (and immediately after giving effect thereto) the net worth of CRH as the survivor is greater than the net worth of CRH immediately prior to such merger or consolidation, (c) any Subsidiary of HDSC may be liquidated as long as pursuant to such liquidation all the assets or proceeds therefrom of such Subsidiary are transferred to HDSC or any other wholly owned Subsidiary of HDSC.

        9.10 RESTRICTED INVESTMENTS; CAPITAL CHANGE; DISTRIBUTIONS. Neither the Parent nor any of its Subsidiaries shall (i) make any change in its capital structure which could have a Material Adverse Effect, (ii) make any Restricted Investment, (iii) directly or indirectly declare or make, or incur any liability to make, any Distribution or (iv) make any payment on or with respect to the Intercompany Note, except (a) any Subsidiary of a Borrower may declare and pay dividends or make other distributions to such Borrower, (b) so long as no Default or Event of Default shall have occurred and be continuing or result therefrom, HDSC may pay interest accrued and owing on the Intercompany Note, make loans to the Parent pursuant to and in accordance with SECTION 9.13(k) and/or pay dividends in the ordinary course of its business to the Parent, in each instance, in any Fiscal Year to the extent required to enable the Parent in the ordinary course of its business to conduct the business of being a publicly traded holding company, including to (I) make payments of interest on the Senior Notes, (II) pay all Federal and state income and other taxes then due and owing,
(III) pay reasonable fees and expenses of directors of the Parent, (IV) pay required listing fees, annual fees and registration fees to the Securities and Exchange Commission, the New York Stock Exchange or any other national or regional stock exchange or the National Association of Securities Dealers, Inc., in connection with registering, listing and maintaining the listing of the capital stock and Senior Notes of the Parent, (V) pay reasonable legal and accounting fees of the Parent, (VI) pay premiums on the Parent's directors' and officers' liability insurance policy and (VII) satisfy obligations under its charter or employment agreements to indemnify officers and directors of the Parent; PROVIDED, HOWEVER, that with respect to indemnification obligations for officers and directors of the Parent in connection with litigation arising out of the 1995 change of control of the Parent, the aggregate amount that HDSC may dividend to the Parent to pay same, together with the aggregate amount of any loans by HDSC to the Parent for such purpose and the aggregate amount of interest payments under the Intercompany Note which are used for such purpose, during the term of this Agreement shall not exceed $2,000,000 and PROVIDED, FURTHER, that if the aggregate of proceeds of such interest payments, loans and dividends permitted under this clause (b) retained by the Parent and not yet applied for the purposes permitted above shall exceed the amounts required to meet the then current cash requirements of the Parent, and HDSC has Revolving Loans outstanding, then the Parent will undertake to temporarily transfer such excess proceeds back to HDSC (as advances or otherwise) for purposes of reducing its Revolving Loans outstanding until such time as the Parent is required to meet its then current cash obligations as permitted under this clause, whereupon such previous excess proceeds may be remitted to or made available to the Parent to meet its then current cash requirements (it being agreed that this further provision is not intended to apply to de minimis amounts of less than $100,000 or periods of less than 20 consecutive Business Days), (c) the Parent may repurchase the remaining Series 1993



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Stock Rights issued by it for shares of its common stock or for cash and other property not exceeding in the aggregate for such cash and property $100,000 in total value and (d) so long as no Default or Event of Default shall have occurred and be continuing or result therefrom (including, without limitation, by breaching SECTION 8.31), HDSC may, on the Amendment and Restatement Effective Date, pay to the Parent the dividend described in the definition "Intercompany Note"; provided that the proceeds of such dividend are used solely to make the loan to HDSC evidenced by the Intercompany Note and no cash is distributed or required at any time to be distributed to the Parent with respect to the making of such dividend.

        9.11 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. Neither the Parent nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

        9.12    [INTENTIONALLY OMITTED].

        9.13 DEBT. Neither the Parent nor any of its Subsidiaries shall incur, maintain or guarantee any Debt, other than:

                (a)     the Obligations and the Debt under the Senior Note
Documents;

                (b)     Rate Protection Agreements;

                (c) with the prior written consent of the Agent (which consent shall not be unreasonably withheld), Debt referred to in clause (g) of Permitted Liens, subject to the limitations set forth therein;

                (d) other Debt (other than Debt For Borrowed Money) existing on the Closing Date and reflected in the Financial Statements delivered by the Borrowers to the Agent on or prior to the Closing Date;

                (e) Debt For Borrowed Money outstanding on the Closing Date and listed on SCHEDULE 9.13 (other than Debt For Borrowed Money permitted elsewhere in this SECTION 9.13), but not any extensions, renewals or replacements of such Debt;

                (f)     in the case of HDSC, the Deferred Tax Obligations;

                (g) intercompany Debt described in clauses (i), (j) and (o) of the definition of Restricted Investment;

                (h) in the case of HDSC, other Debt (other than under Capital Leases) not to exceed $15,000,000;

                (i)     Debt permitted to be incurred under SECTION 9.20;




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                (j)     Debt in connection with performance bonds (other than
for the repayment of Debt For Borrowed Money) arising in the ordinary course of business;

                (k) Debt of the Parent to HDSC incurred by the Parent and lent by HDSC in the ordinary course of their respective businesses, the proceeds of which, together with dividends by HDSC to the Parent and payments of interest on the Intercompany Note (without duplication), are used solely for any action permitted by SECTION 9.10(iii)(b);

                (l) in the case of HDSC, Debt under Capital Leases entered into by HDSC in the ordinary course of its business;

                (m) Debt referred to in clauses (n) and (o) of Permitted Liens, subject to the limitations set forth therein; and

                (n) with the prior written consent of the Agent (which consent shall not be unreasonably withheld), Debt referred to in clause (p) of Permitted Liens, subject to the limitations set forth therein.

        9.14 PREPAYMENT. Neither the Parent nor any of its Subsidiaries shall voluntarily prepay, acquire or redeem any Debt, except the prepayment of Obligations in accordance with the terms of this Agreement. Further, without the prior written consent of the Majority Lenders, (i) the Parent shall not enforce payments of any amounts owing under the Intercompany Note, nor declare a default thereunder or accelerate any obligations owing thereunder nor take any other remedial action to enforce or collect any payment under the Intercompany Note and (ii) the Parent shall not transfer, pledge or otherwise grant a Lien in, or otherwise dispose of, any interest in the Intercompany Note.

        9.15 TRANSACTIONS WITH AFFILIATES. Except as set forth below, neither the Parent nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (i) HDSC may issue the Intercompany Note to the Parent to evidence the loan of $195,000,000 made by the Parent to HDSC on the Amendment and Restatement Effective Date in accordance with the terms hereof and (ii) the Parent and its Subsidiaries may enter into transactions and agreements with Affiliates in the ordinary course of business, in amounts and upon terms no less favorable to the Parent and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate, provided that if any such transaction or series of transactions involves aggregate payments in excess of $1,000,000 (other than intercompany payments between HDSC and any of its Subsidiaries or between HDSC's wholly owned Subsidiaries), the Board of Directors of HDSC, the Parent or such Subsidiary, as the case may be, shall have determined that such transaction or series of transaction complies with



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the foregoing and such determination shall be evidenced by a resolution of such
Board of Directors. Notwithstanding the foregoing, neither the Parent nor any of its Subsidiaries may engage in any transactions permitted under this SECTION
9.15 unless such transaction is also permitted by the other provisions of this Agreement.

        9.16 INVESTMENT BANKING AND FINDER'S FEES. Neither the Parent nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Loan Parties shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Parent or any of its Subsidiaries is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

        9.17 STANDSTILL AGREEMENT. HDSC shall use its best efforts to obtain from General Electric Capital Corporation a standstill agreement, in substantially the form of the standstill agreement made by General Electric Capital Corporation in favor of the administrative agent with respect to the Existing Bank Debt or otherwise in form and substance satisfactory to the Agent, with respect to the Equipment subject to the sale and leaseback arrangements between General Electric Capital Corporation and HDSC.

        9.18 BUSINESS CONDUCTED. The Parent shall not and shall not permit any of its Subsidiaries to engage, directly or indirectly, in any line of business other than the businesses in which the Parent or such Subsidiary is engaged on the Closing Date; PROVIDED the Parent shall not and shall not permit any of its Subsidiaries (other than the Borrowers) to own any Inventory and shall not permit CRH to engage in any business other than the business of purchasing Inventory for resale to HDSC. The Parent shall own no assets (other than the capital stock of HDSC, the Intercompany Note and such cash (not in excess of $1,000,000 book balance for any 5 consecutive Business Days, other than cash held by the trustee for the Senior Notes for payment of scheduled interest due on the Senior Notes) and other de-minimis property as are needed in the conduct of its business as a publicly traded holding company), shall have no Debt outstanding to any Person except as otherwise permitted by this Agreement and shall engage in no business activity of any kind, other than the holding of the capital stock of HDSC and other activities associated with being a publicly-traded holding company.

        9.19 LIENS. Neither the Parent nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

        9.20 SALE AND LEASEBACK TRANSACTIONS. Neither the Parent nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Parent or such Subsidiary to lease or rent property that the Parent or such Subsidiary has sold or will sell or otherwise transfer to such Person, except for the sale and leaseback transactions existing as of the Closing Date described on SCHEDULE 9.20 and except that so long as no Default or Event of Default exists at such time or immediately after



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


giving effect thereto the Borrowers may enter into such arrangements with respect to store fixtures, store Equipment and Real Estate without the prior written consent of the Agent or any Lender and may enter into other such arrangements with the prior written consent of the Agent.

        9.21 NEW SUBSIDIARIES. The Parent shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on SCHEDULE 8.3.

        9.22 FISCAL YEAR. The Parent shall not change, and shall not permit any of its Subsidiaries to change, its Fiscal Year.

        9.23 ADJUSTED TANGIBLE NET WORTH. The Parent will maintain Adjusted Tangible Net Worth, determined as of the last day of each fiscal quarter of the Parent, of not less than the following:

                 Fiscal Quarter Ending
                      In or About                           Amount
                 ---------------------                      ------

                 January of any year                     $110,000,000
                 April of any year                       $100,000,000
                 July of any year                        $ 90,000,000
                 October of any year                     $ 80,000,000

        9.24 CASH FLOW TEST. The Parent will not permit for any period of four consecutive fiscal quarters of the Parent (determined as of the last day of each fiscal quarter of the Parent) EBITDA for such four fiscal quarter period to be less than Cash Requirements for such four fiscal quarter period.

        9.25 CLEANUP. The Borrowers will cause the outstanding principal balance of the Revolving Loans (other than any Revolving Loans deemed to be made pursuant to SECTION 2.3(e) provided that each such Revolving Loan shall have been repaid in full not later than the Business Day following the making thereof) to be zero for at least thirty (30) consecutive days during the period from December 1 of each year to March 31 of the next year.

        9.26 USE OF PROCEEDS. The Parent shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        9.27 SENIOR NOTE DOCUMENTS, DEFERRED TAX OBLIGATIONS AND INTERCOMPANY NOTE. The Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, amend, modify, supplement, waive compliance with, or assert to non-compliance with, (i) any material term or provision of the Deferred Tax Obligations if the effect thereof is to impose additional or increased scheduled repayment obligations in respect of such Debt or



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


to require any scheduled payment to be made in respect of the Deferred Tax Obligations prior to the date that such payment would otherwise be due or the effect thereof is otherwise adverse in any respect to the Lenders or (ii) any term or provision of any of the Senior Note Documents or the Intercompany Note. Without limiting the generality of the foregoing, with respect to the Deferred Tax Obligations, it is understood that any increase in the interest, fees or other amounts payable in connection therewith, or any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein, shall require the consent of the Majority Lenders.

        9.28 STORE CLOSINGS. HDSC shall not after the Amendment and Restatement Effective Date close any of its stores in an aggregate amount in excess of fifteen percent (15%) of the number of its stores on the Amendment and Restatement Effective Date unless at such time the Agent and the Lenders shall have received an Inventory appraisal, at the expense of the Borrowers, by an outside appraisal firm satisfactory to the Agent and the Lenders with respect to the Inventory of the Borrowers, and the results of such appraisal shall be in form and substance satisfactory to the Agent and the Lenders (including confirming that the borrowing base based upon the advance rate with respect to Eligible Inventory of the Borrowers at the stores of HDSC not being closed is less than 85% of the orderly liquidation value of such Eligible Inventory).

        9.29 INDEMNITY PAYMENTS. Neither of the Borrowers shall, directly or indirectly, make any payments to satisfy obligations under its charter or agreements, applicable law or otherwise to indemnify officers and/or directors in connection with litigation arising from the 1995 change of control of the Parent in an aggregate amount for both Borrowers during the term of this Agreement in excess of that amount which is $5,000,000 less the aggregate amount of dividends and loans made by HDSC to the Parent under SECTIONS 9.10(iii)(b)(vii) and 9.13(k) with respect to such litigation (all such payments by each Borrower to be made in accordance with its charter, agreements or applicable law, as appropriate).

        9.30 FURTHER ASSURANCES. The Loan Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                                   ARTICLE 10

                              CONDITIONS OF LENDING

        10.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. The occurrence of the Amendment and Restatement Effective Date, and the obligation of the Lenders to make Revolving Loans and Term Loans on the Amendment and Restatement Effective Date, and the obligation of the Agent to cause to be issued or provide Credit Support for any Letter



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of Credit on the Amendment and Restatement Effective Date and the obligation of the Lenders to participate in Letters of Credit issued on the Amendment and Restatement Effective Date or in Credit Support for any Letters of Credit, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                (a) This Agreement and the Term Loan Notes have been executed by each party thereto and the Loan Parties shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Loan Parties before or on the Amendment and Restatement Effective Date.

                (b) All representations and warranties made hereunder and in the other Loan Documents (other than any representation or warranty which relates to a specified prior date) shall be true and correct as of the Amendment and Restatement Effective Date as if made on such date.

                (c) No Default or Event of Default shall exist on the Amendment and Restatement Effective Date, or would exist after giving effect to the Loans to be made on such date.

                (d) The Agent and the Lenders shall have received such opinions of counsel for the Parent and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

                (e) The Agent shall have received for the benefit of the Lenders an amendment fee in the amount of $375,000 (such fee to be allocated to each Lender according to its Pro Rata Share).

                (f) All proceedings taken in connection with the execution of this Agreement, the Term Loan Notes and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders, and the Agent shall have received a certificate, dated the Amendment and Restatement Effective Date, signed by the president, any vice president or the treasurer of each Loan Party, and attested to by the secretary or any assistant secretary of the respective Loan Party, in form and substance satisfactory to the Agent and the Lenders (x) certifying that there were no changes, or providing the text of any changes, to the certificate of incorporation and by-laws of such Loan Parties as delivered to the Agent on the Closing Date, (y) to the effect that each such Loan Party is in good standing in its respective state of incorporation and in those states where each such Loan Party conducts business and (z) providing the resolutions adopted by each such Loan Party with respect to the actions contemplated in this Agreement (including, without limitation, with respect to the amendment and restatement of the Original Loan and Security Agreement as herein contemplated, and the obligations of such Loan Party with respect to the Term Loans), and the foregoing shall be acceptable to the Agent and the Lenders.



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


                (g) In the judgment of the Agent and the Lenders, no Material Adverse Effect shall have occurred since the date of the Financial Statements referred to in SECTION 8.6(A).

                (h) All necessary material governmental and third party approvals and/or consents in connection with the transactions contemplated by this Agreement and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement.

                (i) The Agent shall have received evidence satisfactory to the Agent that (x) HDSC has sufficient surplus (as defined in the relevant provisions of the General Corporation Law of the State of Delaware) to pay the dividend to be made on the Amendment and Restatement Effective Date described in the definition of "Intercompany Note" and (y) after giving effect to such dividend, the notices of the loan evidenced by the Intercompany Note, the Term Loan and any other financial accommodations to be made to HDSC on the Amendment and Restatement Effective Date, HDSC is solvent.

        The acceptance by any Borrower of any Loans made on the Amendment and Restatement Effective Date shall be deemed to be a representation and warranty made by the Loan Parties to the effect that all of the conditions precedent to the occurrence of the Amendment and Restatement Effective Date and making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Parent or the Borrowers, dated the Amendment and Restatement Effective Date, to such effect.

        Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this SECTION 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 10.1.

        10.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date and the Term Loan on the Amendment and Restatement Effective Date, and the obligation of the Agent to take reasonable steps to cause to be issued or to provide Credit Support for any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit or Credit Support for Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                (a) the following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth



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


in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the applicable Borrower, dated the date of such extension of credit, stating that:

                        (i) The representations and warranties contained in ARTICLES 6 and 8 of this Agreement are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                        (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                (b) the amount of the Combined Availability shall be sufficient to make such Loan or cause the issuance or provision of such Letter of Credit or Credit Support without exceeding the Combined Availability (or with respect to the making of the Term Loans, after giving effect to the making thereof, the sum of (i) the aggregate outstanding Revolving Loans and Term Loans to the Borrowers, (ii) the aggregate amount of Pending Revolving Loans to the Borrowers, (iii) the aggregate undrawn amount of outstanding Letters of Credit and (iv) any unpaid reimbursement obligations in respect of Letters of Credit shall not exceed the Combined Availability (with Combined Availability determined as if clauses (b)(i) through (iv) of such definition were zero)), PROVIDED, HOWEVER, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as provided in SECTIONS 2.2(h),
(i) and (j).


                                   ARTICLE 11

                                DEFAULT; REMEDIES

        11.1 EVENTS OF DEFAULT. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

                (b) any representation or warranty made or deemed made by any Loan Party in ARTICLE 6 (other than in SECTION 6.4 to the extent same relates solely to Collateral other than Inventory or proceeds of Inventory), 8 or 10 of this Agreement or by any Loan Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;




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


                (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTION 6.3, 6.7 or 6.9 or in ARTICLE 7 or in ARTICLE 9 (other than SECTIONS 9.1, 9.3, 9.4, 9.6, 9.7 and 9.8);

                (d) (i) any default shall occur in the observance or performance of any of the covenants, representations, warranties and agreements contained in this Agreement, any other Loan Documents, or any other agreement entered into at any time to which any Loan Party and the Agent or any Lender are party (other than as specified in clauses (a), (b) and (c) above) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (x) notice thereof from the Agent or any Lender to the Parent or any Borrower and (y) the Parent's or any Borrower's receipt of actual knowledge thereof, or (ii) if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

                (e) any default shall occur with respect to any Debt For Borrowed Money (including Debt under the Senior Note Documents, but excluding the Obligations) in an outstanding principal amount which exceeds $2,500,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by any Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                (f) any Loan Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                (g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Loan Party or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against any Loan Party shall have been entered in such proceeding;



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


                (h) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Loan Party or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Loan Party;

                (i) except as permitted under clause (vi) of SECTION 9.9, any Loan Party shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                (j) all or any material part of the property of any Loan Party shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Loan Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                (k) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                (l) one or more judgments or orders for the payment of money aggregating in excess of $2,500,000 over the aggregate insurance coverage (other than self insurance) therefor, shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect (or if any such stay shall at any time be in effect, such stay shall thereafter at any time not be in effect);

                (m) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which (i) could reasonably be expected to have a Material Adverse Effect or (ii) is material in amount and is not adequately covered by insurance;

                (n)     there occurs a Material Adverse Effect;

                (o) there is filed against any Loan Party any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could result in the confiscation or forfeiture of any material portion of the Collateral;

                (p) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any



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material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                (q) an ERISA Event shall occur with respect to a Pension Plan or Multi- employer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) any Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $1,000,000; or

                (r)     there occurs a Change of Control; or

                (s) the Senior Debt Obligations (as defined in SECTION 8.29) shall cease to constitute, or shall be asserted by the Parent or any other Loan Party not to constitute, Senior Debt (as defined in the Senior Indenture) under the subordination provisions of the Senior Indenture or the subordinated guarantees issued pursuant to the Senior Note Documents or any such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with their terms.

        11.2 REMEDIES. (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Loan Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Inventory and/or goods covered by documentary Letters of Credit used in computing the Combined Availability or reduce one or more of the other elements used in computing the Combined Availability; (ii) restrict the amount of or refuse to make Revolving Loans; and
(iii) restrict or refuse to arrange for or provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan Party: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in SECTION 11.1(f), 11.1(g), 11.1(h), or 11.1(i), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

                (b) If an Event of Default exists: (i) the Agent shall have for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Loan Party's premises, at no cost to the



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Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Loan Parties shall, upon the Agent's demand, at the Loan Parties' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Loan Parties if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the applicable Loan Party's address specified in or pursuant to SECTION 16.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Loan Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Loan Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Loan Party's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the applicable Loan Party and the Loan Parties shall remain liable for any deficiency.

                (c) If an Event of Default occurs, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.


                                   ARTICLE 12

                              TERM AND TERMINATION

        12.1 TERM AND TERMINATION. The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Majority Lenders may terminate this



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Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Loan Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of their respective Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).


                                   ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

        13.1 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Loan Party and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

        13.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Loan Parties party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Loan Parties and acknowledged by the Agent, do any of the following:

                (a)     increase or extend the Commitment of any Lender;

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;




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


                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                (e) increase any of the percentages set forth in the definition of Combined Availability;

                (f) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

                (g)     release Collateral other than as permitted by SECTION
14.12 or release any Loan Party of its guaranty obligations under ARTICLE 15;

                (h)     change the definition of "Majority Lenders";

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

        13.3 ASSIGNMENTS; PARTICIPATIONS. (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $15,000,000 or if less the entire amount of such Lender's Commitment (PROVIDED, that, unless an assignor Lender has assigned and delegated all its Loans and Commitment, no such assignment and/or delegation shall be permitted unless, after giving effect to such assignment and/or delegation, such assignor Lender retains a Commitment in a minimum amount of $15,000,000); PROVIDED, HOWEVER, that the Loan Parties and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Loan Parties and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Loan Parties and the Agent an Assignment and Acceptance in the form of EXHIBIT E ("Assignment and Acceptance") together with any Term Loan Note or Term Loan Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000. The Agent agrees that if, as a result of any assignments or delegations of its Commitment, the aggregate of the Commitments of the Agent, in its capacity as a Lender, and its Affiliates shall fall below $50,000,000, the Agent shall, upon the written request of the Borrowers (but only if there exists no Default or Event of Default at the time of such request), resign as Agent in accordance with the provisions set forth in SECTION 14.9.

                (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-



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referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their respective obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                (d) Within five Business Days after its receipt of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, HDSC shall execute and deliver to the Agent new Term Loan Notes evidencing such Assignee's assigned Term Loans and, if the assignor Lender has retained a portion of its Term Loans and its Commitment, replacement Term Loan Notes in the principal amount of the Term Loans retained by the assignor Lender (such Term Loan Notes to be in exchange for, but not in payment of, the Term Loan Notes held by such Lender). Immediately upon each Assignee's or assigning Lender's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The



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Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

                (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Loan Parties (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by any Loan Party hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Term Loan Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                (g) In the event that a Lender shall assign and/or delegate to an Assignee all or a portion of the Loans and/or Commitment of such Lender and the Assignee shall thereafter demand payment from a Borrower under SECTION 5.3, such Borrower shall not be liable to make any payments to such Assignee under SECTION 5.3 as a result of circumstances existing with respect to such Assignee on the date of such assignment and/or delegation if and to the extent such Borrower would not be required to make any such payment to the assigning Lender under such section had such assignment and/or delegation not been made, unless (i) prior to such Assignee's demand for payment therefor, such Borrower shall have consented in writing to such assignment and/or delegation (which consent is not required under the terms of this Agreement to effectuate any assignment, delegation, participation or other transfer of any interest in any Loans, Commitment or rights or obligations in any Loan Document) or (ii) a Default or Event of Default shall exist at the time of such Assignee's demand for payment therefor.




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                                   ARTICLE 14

                                    THE AGENT

        14.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE
14. The provisions of this ARTICLE 14 are solely for the benefit of the Agent and the Lenders and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Combined Availability, (b) the making of Agent Advances pursuant to SECTION 2.2(i), and (c) the exercise of remedies pursuant to SECTION 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

        14.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

        14.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party, or any officer thereof, contained in



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this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Loan Party's Subsidiaries or Affiliates.

        14.4 RELIANCE BY AGENT. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                (b) For purposes of determining compliance with the conditions specified in SECTION 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

        14.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will promptly notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with SECTION 11; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain


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from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

        14.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Parent and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and other Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party which may come into the possession of any of the Agent-Related Persons.

        14.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in SECTION 16.11; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        14.8 AGENT IN INDIVIDUAL CAPACITY. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other



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business with the Loan Parties and their Subsidiaries and Affiliates as though
BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Loan Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

        14.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrowers. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall upon such acceptance be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000, without the consent of the Majority Lenders, and the retiring Agent's resignation shall nevertheless thereupon become effective.

        14.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                        (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and



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                        (iii)   such other form or forms as may be required
under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations owing to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

        14.11 CO-AGENTS. None of the Lenders, if any, identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co- agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so



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identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

        14.12 COLLATERAL MATTERS. (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property (other than Inventory) being sold or disposed of or used as collateral in connection with a borrowing if a Borrower certifies to the Agent that the sale, disposition or borrowing is made in compliance with SECTION 9.9, 9.13 or 9.20, as appropriate (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which a Loan Party owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; PROVIDED that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $10,000,000 without the prior written authorization of the Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this SECTION 14.12.

                (b) Upon receipt by the Agent of any authorization required pursuant to SECTION 14.12(A) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole



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discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

        14.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS. (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Loan Party, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        14.14 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

        14.15 PAYMENTS BY AGENT TO LENDERS. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to such transfer instructions for such Lender set forth on SCHEDULE A (or, with respect to a Lender which was an Assignee, on the applicable Assignment and Acceptance pursuant to which such Assignee became a Lender) or pursuant to such other wire transfer instructions as each party may designate for itself by written



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notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Term Loans or otherwise.

        14.16 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

        14.17 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                (b) expressly agrees and acknowledges that neither BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrowers and other Loan Parties and will rely significantly upon each Loan Party's books and records, as well as on representations of each Loan Party's personnel;

                (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation reasonable attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.



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        14.18   RELATION AMONG LENDERS. The Lenders are not partners or
co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.



                                   ARTICLE 15

                                   GUARANTEES

                Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on the Revolving Loans, the Term Loans and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

                To the fullest extent permitted by law, each Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of a Guarantor hereunder shall not be affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Guarantor under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent or any Lender for the Obligations or any of them; or (d) the failure of the Agent or any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

                Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Lender to any security (if any) held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of any Borrower or any other Person.

                To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any



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other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

                Each Guarantor hereby waives and releases all rights of subrogation against each Loan Party and its property and all rights of indemnification, contribution and reimbursement from each Loan Party and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.


                                   ARTICLE 16

                                  MISCELLANEOUS

        16.1 CUMULATIVE REMEDIES; NO PRIOR RECOURSE TO COLLATERAL. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against any or all of the Loan Parties to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        16.2 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        16.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS



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PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE
EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE
FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND
(2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                (c) EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 16.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

        16.4 WAIVER OF JURY TRIAL. EACH LOAN PARTY, LENDER AND THE AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON,



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PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS,
OR OTHERWISE. EACH LOAN PARTY, LENDER AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        16.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of each Loan Party's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

        16.6 OTHER SECURITY AND GUARANTIES. The Agent, may, without notice or demand and without affecting the Loan Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

        16.7 FEES AND EXPENSES. Each Borrower agrees, jointly and severally, to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation: (a) Attorney Costs; (b) costs and expenses (including reasonable and documented (to the satisfaction of the Agent) attorneys' and paralegals' fees and disbursements which shall include the reasonable and documented (to the satisfaction of the Agent) allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording any real estate mortgage or deed of trust, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and any Loan Party's operations by the Agent plus the Agent's then customary charge for field



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examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); PROVIDED, HOWEVER, that so long as no Default or Event of Default shall be in existence, the Borrowers shall not be required to pay more than $40,000 in any calendar year with respect to any costs and fees in connection with such field examinations and audits; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining payment accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and
(i) costs and expenses (including reasonable and documented (to the satisfaction of the Agent) attorneys' and paralegals' fees and disbursements which shall include the reasonable and documented (to the satisfaction of the Agent) allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). Each Borrower further agrees, jointly and severally, to pay to each Lender on demand all costs and expenses that such Lender pays or incurs in connection with the enforcement or protection of such Lender's rights under this Agreement or the other Loan Documents. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower or other Loan Party. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in SECTION 4.4.

        16.8 NOTICES. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted (and additionally with respect to notices by the Agent or any of the Lenders to a Loan Party of a Default or Event of Default, when such notice is mailed by the Agent or such Lender, as appropriate, to such Loan Party by overnight mail or courier service), in each case addressed to the party to be notified as follows:

If to the Agent or to BABC:

         BankAmerica Business Credit, Inc.
         40 East 52nd St.
         New York, New York  10022
         Attention:  Ms. Lisa Palmieri
         Telecopy No. (212) 836-5167

         with copies to:



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


         Bank of America NT & SA
         10124 Old Grove Road
         San Diego, California  92131
         Attention: Legal Department
         Telecopy No. (619) 549-7518

If to any Lender (other than BABC): at such address for such Lender as set forth on SCHEDULE A (or, with respect to a Lender which was an Assignee, on the applicable Assignment and Acceptance pursuant to which such Assignee became a Lender);

If to any Loan Party:

         c/o Hills Stores Company
         15 Dan Road
         Canton, Massachusetts  02021
         Attention: Vice President-Secretary
         Telecopy No. (781) 821-6966

         with copies to:

         Foley, Hoag & Eliot LLP
         One Post Office Square
         Boston, Massachusetts  02109
         Attention: Barry B. White, Esq.
         Telecopy No. (617) 832-7000

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        16.9 WAIVER OF NOTICES. Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which the Agent or any Lender may elect to give shall entitle any Loan Party to any or further notice or demand in the same, similar or other circumstances.

        16.10 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by any Loan Party without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.



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        16.11   INDEMNITY OF THE AGENT AND THE LENDERS BY THE LOAN PARTIES. Each
Loan Party agrees, jointly and severally, to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, Affiliates, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other
Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        16.12 LIMITATION OF LIABILITY. No claim may be made by any Loan Party, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Loan Party and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not know or suspected to exist in its favor.

        16.13 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by each Loan Party, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement among them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Loan Parties and a duly authorized officer of each of the Agent and the requisite Lenders.

        16.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Loan Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

        16.15 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.



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        16.16   RIGHT OF SETOFF. In addition to any rights and remedies of the
Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

        16.17 JOINT AND SEVERAL LIABILITY. The Borrowers shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

                The Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (ii) the absence of any attempt to collect the Obligations from the other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrower, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's



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and/or any Lender's claim(s) for the repayment of the Obligations of the other
Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower. With respect to the Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Agent and/or any Lender.

                Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

        16.18 EFFECTIVENESS; RATIFICATION AND CONFIRMATION. This Agreement shall become effective on the date on which (i) each of the Lenders, the Agent, the Parent, the Borrowers and the other Loan Parties shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent and (ii) the conditions contained in ARTICLE 10 are satisfied. Each of the Loan Parties hereby (i) ratifies and confirms its grant of security interests and liens in the Collateral in which it has rights and confirms and agrees that such Collateral secures any and all of the Obligations, including, without limitation, the Revolving Loans and Term Loans and (ii) ratifies and confirms its guarantee pursuant to this Agreement of any and all of the Obligations, including, without limitation, the Revolving Loans and Term Loans.

                IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                   "BORROWERS"

                                   HILLS DEPARTMENT STORE COMPANY


                                   By /s/ C. Scott Litten
                                      -----------------------------------------
                                      Name: C. Scott Litten
                                      Title: Executive Vice President-Chief
                                             Financial Officer

                                   C.R.H. INTERNATIONAL, INC.


                                   By /s/ William K. Friend
                                      -----------------------------------------
                                      Name: William K. Friend
                                      Title: Vice President-Secretary


                                   OTHER "LOAN PARTIES"

                                   HILLS STORES COMPANY


                                   By /s/ C. Scott Litten
                                      -----------------------------------------
                                      Name: C. Scott Litten
                                      Title: Executive Vice President-Chief
                                             Financial Officer

                                   CANTON ADVERTISING, INC.


                                   By /s/ William K. Friend
                                      -----------------------------------------
                                      Name: William K. Friend
                                      Title: Vice President-Secretary/Clerk

                                   HDS TRANSPORT, INC.


                                   By /s/ William K. Friend
                                      -----------------------------------------
                                      Name: William K. Friend
                                      Title: Vice President-Secretary

                                   CORPORATE VISION INC.


                                   By /s/ William K. Friend
                                      -----------------------------------------
                                      Name: William K. Friend
                                      Title: Vice President-Secretary/Clerk

                                   HILLS DISTRIBUTING COMPANY


                                   By /s/ William K. Friend
                                      -----------------------------------------
                                      Name: William K. Friend
                                      Title: Vice President-Secretary

                                   "AGENT"

                                   BANKAMERICA BUSINESS CREDIT, INC., as
                                   the Agent


                                   By /s/ Lisa Palmieri
                                      -----------------------------------------
                                      Name: Lisa Palmieri
                                      Title: Sr Account Executive

                                   "LENDERS"

Commitment: $75,000,000            BANKAMERICA BUSINESS CREDIT, INC., as
                                   a Lender


                                   By /s/ Lisa Palmieri
                                      -----------------------------------------
                                      Name: Lisa Palmieri
                                      Title: Sr Account Executive

Commitment: $25,000,000            THE FIRST NATIONAL BANK OF BOSTON,
                                   as a Lender


                                   By /s/ Joseph Becker
                                      -----------------------------------------
                                      Name: Joseph Becker
                                      Title: V.P.

Commitment: $25,000,000            THE CIT GROUP/BUSINESS CREDIT, INC.,
                                   as a Lender


                                   By /s/ Edward Hirshfield
                                      -----------------------------------------
                                      Name: Edward Hirshfield
                                      Title: Assistant Secretary

Commitment: $25,000,000            CONGRESS FINANCIAL CORPORATION, as
                                   a Lender


                                   By /s/ Josephine Norris
                                      -----------------------------------------
                                      Name: Josephine Norris
                                      Title: 1st VP

Commitment: $30,000,000            HELLER FINANCIAL, INC., as a Lender


                                   By /s/ George Grieco
                                      -----------------------------------------
                                      Name: George Grieco
                                      Title: VP

Commitment: $15,000,000            IBJ SCHRODER BUSINESS CREDIT
                                   CORPORATION, as a Lender


                                   By /s/ James M. Steffy
                                      -----------------------------------------
                                      Name: James M. Steffy
                                      Title: Vice President

Commitment: $25,000,000            LASALLE BUSINESS CREDIT, INC., as a
                                   Lender


                                   By /s/ Lawrence P. Garni
                                      -----------------------------------------
                                      Name: Lawrence P. Garni
                                      Title: First Vice President

Commitment: $30,000,000            SANWA BUSINESS CREDIT
                                   CORPORATION, as a Lender


                                   By /s/ Peter Skavla
                                      -----------------------------------------
                                      Name: Peter Skavla
                                      Title: Vice President

Commitment: $50,000,000            TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION, as a Lender


                                   By /s/ Michael S. Burns
                                      -----------------------------------------
                                      Name: Michael S. Burns
                                      Title: Sr. Vice President